UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Stellar Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2023
Dear Fellow Shareholder:
On behalf of our Board of Directors, I invite you to attend the 2023 Annual Meeting of Shareholders to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on Thursday, May 25, 2023, at 10:00 a.m., Central Time.
We are excited to host the 2023 Annual Meeting which is our first shareholders’ meeting since completing the combination of two of the largest independent banks in Houston, Texas: Allegiance Bank and CommunityBank of Texas, N.A. on October 1, 2022. The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.
Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card.
We appreciate your continued support of our company and look forward to your participation at our 2023 Annual Meeting.
Sincerely,
Steven F. Retzloff
Chairman of the Board

9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 499-1800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Stellar Bancorp, Inc.:
The 2023 Annual Meeting of Shareholders (the “annual meeting”) of Stellar Bancorp, Inc. (the “Company”) will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, May 25, 2023, at 10:00 a.m., Central Time, for the following purposes:
1.
to elect four Class I directors to serve on the Board of Directors of the Company until the Company’s 2026 annual meeting of shareholders; and each until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal;

2.
to conduct an advisory, non-binding vote regarding the compensation paid to our named executive officers as disclosed in the accompanying proxy statement (“Say-On-Pay”);

3.
to conduct an advisory, non-binding vote regarding a resolution to approve the frequency of future advisory votes on the compensation of our named executive officers (“Say-On-Frequency”);

4.
to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and

5.
to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 18, 2023, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.
By Order of the Board of Directors,
Steven F. Retzloff
Chairman of the Board
Houston, Texas
April 24, 2023
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 25, 2023: This proxy statement and our Annual Report for the year ended December 31, 2022 are available at www.edocumentview.com/STEL.
Your Vote is Important
A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

i

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9 Greenway Plaza, Suite 110
Houston, Texas 77046

PROXY STATEMENT FOR
2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2023

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our Company,” the “Company” or “Stellar” refer to Stellar Bancorp, Inc., a Texas corporation, and its consolidated subsidiary as a whole; references to the “Bank” refer to Stellar Bank, a wholly-owned subsidiary of Stellar Bancorp, Inc. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, par value $0.01 per share (the “common stock”).
The Board of Directors of Stellar Bancorp, Inc. (the “Board”) is soliciting proxies to be used at the 2023 annual meeting of shareholders of the Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on Thursday, May 25, 2023, at 10:00 a.m., Central Time, and any adjournments or postponements thereof (the “annual meeting”). This proxy statement is first being sent to shareholders on or about April 27, 2023. You should read the entire Proxy Statement carefully before voting your shares of Stellar common stock.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 25, 2023.
This Proxy Statement for the 2023 Annual Meeting of Shareholders and our 2022 Annual Report to Shareholders are available at our proxy materials website at www.edocumentview.com/STEL. This website does not use any functions that identify you as a visitor to the website, and thus protects your privacy.
You have the option to vote and submit your proxy by the Internet. If you have Internet access, we encourage you to record your vote by the Internet. We believe it will be convenient for you, and it saves postage and processing costs. In addition, when you vote by the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Submitting your proxy by the Internet or telephone will not affect your right to vote in person if you decide to attend the annual meeting.
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials by sending you a full set of proxy materials.
Merger of Equals
On October 1, 2022, Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”) merged (the “Merger”) with CBTX as the surviving corporation that was renamed Stellar Bancorp, Inc. and the ticker symbol changed to “STEL.” Immediately following the Merger, CommunityBank of Texas, N.A. (“CommunityBank”), a national banking association and a wholly owned subsidiary of CBTX, merged with and into Allegiance Bank, a wholly owned subsidiary of Allegiance (the “Bank Merger”), with Allegiance Bank as the surviving bank. In connection with the operational conversion during the first quarter of 2023, Allegiance Bank changed its name to Stellar Bank on February 18, 2023. After the Merger, the Company became one of the largest banks based in Houston. A complete description of the Merger can be found in the Form 8-K filed by the Company with the SEC on October 3, 2022.

ABOUT THE ANNUAL MEETING
When and where will the annual meeting be held?
The annual meeting is scheduled to take place at 10:00 a.m., Central Time, on Thursday, May 25, 2023 at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.
What is the purpose of the annual meeting?
At the 2023 annual meeting, shareholders will act upon the matters outlined in the notice, including the following:
1.
to elect four Class I directors to serve on the Board of Directors of the Company until the Company’s 2026 annual meeting of shareholders; and each until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal;

2.
to conduct an advisory, non-binding vote regarding the compensation paid to our named executive officers as disclosed in the accompanying proxy statement (“Say-On-Pay”);

3.
to conduct an advisory, non-binding vote regarding a resolution to approve the frequency of future advisory votes on the compensation of our named executive officers (“Say-On-Frequency”);

4.
to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and

5.
to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for directors?
The following individuals have been nominated by the Board for election as Class I directors of the Company:
John Beckworth	Fred S. Robertson
Joseph B. Swinbank	William E. Wilson, Jr.
All of the nominees are currently directors of the Company.
Who is entitled to vote at the annual meeting?
The holders of record of the outstanding shares of common stock on April 18, 2023, which is the date that the Board has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the annual meeting. The record date is established by the Board as required by the Company’s bylaws and Texas law. On the record date, 53,302,130 shares of common stock were outstanding.
What is a proxy?
A proxy is another person that you legally designate to vote your shares of common stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”
How do I vote my shares?
You may vote using any of the following methods:
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By Internet:   You can vote by the Internet at www.envisionreports.com/STEL by following the instructions on the proxy card.

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By Telephone:   You can vote over the telephone by following the instructions on the proxy card.

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By Mail:   You may vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.
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At the Annual Meeting:   If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 1:00 a.m., Central Time, on May 25, 2023.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The Board has appointed Steven F. Retzloff and Robert R. Franklin, Jr. to serve as the proxies for the annual meeting. If you vote by the Internet or telephone, you do not have to return your proxy or voting instruction card.
If your shares of common stock are held in “street name,” your ability to vote by the Internet depends on your broker’s voting process. When your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement has been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instruction card or by following its instructions for voting by telephone or by the Internet.
To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.
What constitutes a quorum for the annual meeting?
A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting.
What are the voting rights of the shareholders?
Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s certificate of formation prohibits cumulative voting.
What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm (Proposal 4). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Board (Proposal 1), the Say-On-Pay resolution (Proposal 2) or the Say-On-Frequency resolution (Proposal 3).
Who counts the votes?
All votes will be tabulated by the inspector of election appointed for the annual meeting. Votes for each proposal will be tabulated separately.

What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1 — FOR the election of each nominee for director.
Proposal 2 — FOR the Say-On-Pay resolution.
Proposal 3 — 1 YEAR for the Say-On-Frequency resolution.
Proposal 4 — FOR the ratification of the appointment of Crowe LLP.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in the election of directors (Proposal 1), the Say-On-Pay resolution (Proposal 2) or the Say-On-Frequency resolution (Proposal 3), but will have discretion to vote on the ratification of the appointment of Crowe LLP (Proposal 4).
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in accordance with the Board’s recommendations.
What are my choices when voting?
In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposals to approve the Say-On-Pay resolution and to ratify the appointment of Crowe LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal. With respect to the Say-On-Frequency proposal, you may vote for one (1) year, two (2) years, three (3) years or abstain.
May I change my vote after I have submitted my proxy card?
Yes. Regardless of the method used to cast a vote, if you are a record holder, you may change your vote by:
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delivering to the Company prior to the annual meeting a written notice of revocation addressed to: Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Justin M. Long, General Counsel

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delivering a valid, later-dated proxy, or a later-dated vote by telephone or by the Internet, in a timely manner;

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logging onto the Internet website specified on your proxy card or voting instruction card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card or voting instruction card, in each case if you are eligible to do so and following the instructions indicated on the proxy card or voting instruction card; or

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attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
What percentage of the vote is required to approve each proposal?
Assuming the presence of a quorum:
Proposal 1 — The four (4) Class I director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election will be elected — i.e., the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees.
Proposal 2 — Approval of the Say-On-Pay resolution requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting.
Proposal 3 — Because the Say-On-Frequency resolution seeks the input of shareholders and provides the Company’s shareholders with the option to vote to hold a Say-On-Pay vote once every one, two or three years, assuming the presence of quorum, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on such matter and present in person or represented by proxy at the annual meeting may not be reached for any of the frequency options presented. If the proposal is not approved by the required vote of shareholders, the Board will evaluate the votes cast and consider the frequency option that receives the highest number of shareholder votes as the recommendation of the shareholders.
Proposal 4 — The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting.
How are broker non-votes and abstentions treated?
Quorum — Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum.
Proposal 1 — A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.
Proposals 2 and 3 — Any abstentions will not have the effect of a vote against the proposals with respect to the Say-On-Pay and Say-On-Frequency votes. The advisory, nonbinding votes on the Say-On-Pay resolution and Say-On-Frequency resolution are considered non-routine matters and, as such, broker non-votes will not be deemed votes cast on these matters, will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.
Proposal 4 — Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
The Board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where can I find voting results?
The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.
How can I communicate with the Board?
To communicate with the Board, shareholders or other interested parties should submit their comments by sending written correspondence via mail or courier to Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Justin M. Long, General Counsel; or via email at ir@stellarbancorpinc.com. Communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the Board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Classification of the Company’s Directors
In accordance with the terms of the Company’s certificate of formation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:
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The Class I directors are John Beckworth, Fred S. Robertson, Joseph B. Swinbank and William E. Wilson, Jr., and their terms will expire at the 2023 annual meeting.

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The Class II directors are Jon-Al Duplantier, George Martinez, William S. Nichols, III, Joe E. Penland, Sr. and John E. Williams, Jr., and their terms will expire at the 2024 annual meeting.

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The Class III directors are Robert R. Franklin, Jr., Michael A. Havard, Frances H. Jeter, Reagan A. Reaud and Steven F. Retzloff, and their terms will expire at the 2025 annual meeting.

Election Procedures; Term of Office
The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of John Beckworth, Fred S. Robertson, Joseph B. Swinbank and William E. Wilson, Jr. to fill the four expiring Class I director positions.
The four Class I nominees, if elected at the annual meeting, will serve until the annual meeting of shareholders in 2026 and until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal.
The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the four Class I director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.
Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director, and all of the nominees have consented to being named herein and to serve if elected.
Nominees for Election
The following table sets forth certain information with respect to the Company’s Class I director nominees. The business address for all of these individuals is 9 Greenway Plaza, Suite 110, Houston, Texas 77046:
Name	Age	Position with the Company and the Bank	Director Since
John Beckworth	65	Class I Director of the Company	2022(1)
Fred S. Robertson	73	Class I Director of the Company; Director of the Bank	2022(1)
Joseph B. Swinbank	71	Class I Director of the Company; Director of the Bank	2013
William E. Wilson, Jr.	67	Class I Director of the Company	2017

(1)
Mr. Beckworth and Mr. Robertson served as directors of Allegiance prior to the Merger. At the effective time of the Merger, Mr. Beckworth and Mr. Robertson became directors of the Company.

The following is a brief discussion of the business and banking background and experience of our director nominees.
John Beckworth.   Mr. Beckworth has served as the lead independent director of the Company since the completion of the Merger in 2022 and is a member of the Company’s Corporate Governance and Nominating Committee. He previously served as a director of Allegiance beginning in 2009 until the completion of the Merger. Mr. Beckworth practiced law in Houston for thirty years from 1983 until 2013. He was an associate and partner at Fulbright & Jaworski LLP before leaving to start his own law firm in 1994. From 2013-2018, Mr. Beckworth served as an associate dean at The University of Texas School of Law in Austin. Since 2018, Mr. Beckworth has continued in the school as a member of the law faculty. Also in 2018, Mr. Beckworth became affiliated as of counsel at Jackson Walker LLP in Austin. He has served as a trustee of The University of Texas Law School Foundation, and he is a former president and chairman of the Board of The University of Texas Ex Students Association. Mr. Beckworth is a member of the Texas and American Bar Associations, and he is a life fellow of the Houston and Texas Bar Foundations. He is an associate member of the American Board of Trial Advocates and he is Board certified by the Texas Board of Legal Specialization in Oil, Gas and Mineral Law. Mr. Beckworth is a director of the LBJ Foundation and is a life trustee emeritus and former chairman of the Board of the Kinkaid School in Houston. Mr. Beckworth also operates family ranching, oil and gas and investment interests. He received his Bachelor of Arts, with high honors, and Juris Doctor degrees from The University of Texas at Austin and The University of Texas School of Law. He is a past president of the Law School’s alumni association and a recipient of its Honorary Order of the Coif award. In 2017, Mr. Beckworth became a National Association of Corporate Directors (“NACD”) Board leadership fellow. As an experienced attorney and administrator, Mr. Beckworth provides service to the Board and management as lead independent director and as a member of the Corporate Governance and Nominating Committee.
Fred S. Robertson.   Mr. Robertson has served as a director of the Company since the completion of our Merger with Allegiance in 2022 and is a member of the Board of the Bank. He previously served as a director of Allegiance beginning in 2011 until the completion of the Merger. Mr. Robertson has over 30 years of experience overseeing institutional and retail investments. He has managed fixed income investments and designed extensive quantitative models for bond management. For the past five years, Mr. Robertson has been managing his personal investments. Mr. Robertson holds a number of non-profit Board appointments and volunteers with many organizations in Houston. Mr. Robertson received a Bachelor of Science from Cornell University and a Masters of Business Administration in finance from The College of William and Mary. Mr. Robertson’s significant experience in the banking industry and leadership skills qualify him to serve on our Board. Mr. Robertson utilizes his knowledge of investment and fund management as Chair of the Bank Board’s Balance Sheet Risk Committee. His financial expertise provides additional benefit to the Company as he serves as a member of the Compensation Committee.
Joseph B. Swinbank.   Mr. Swinbank has served as a director of the Company since 2013, is a member of the Company’s Risk Oversight Committee and a member of the Board of the Bank. He previously served as a director of CBTX, Inc. and CommunityBank of Texas, N.A. beginning in 2013, and in 2017, he began serving on the Company’s Audit Committee, the Company’s Corporate Governance and Nominating Committee, and the Company’s Compensation Committee. Mr. Swinbank served as a director of VB Texas, Inc. and Vista Bank Texas from 2006 until the merger of equals with the Company and the Bank in 2013. Mr. Swinbank is the co-founder of The Sprint Companies, Inc., a Houston based sand and gravel company, and is Partner of Sprint Ft. Bend County Landfill, Sprint Sand & Clay, Sprint Waste Services, and Sprint Transports. In 2014, he became a Partner of River Aggregates and A&B Valves. Mr. Swinbank received his B.S. in Agricultural Economics from Texas A&M University in 1974. Mr. Swinbank brings a wealth of business experience, as well as a sharp focus on the financial efficiency and profitability of the Company’s customers, to the Board of Directors.
William (Bill) E. Wilson, Jr.   Mr. Wilson has served as a director of the Company since 2007 and is the Chairman of the Company’s Audit Committee. He previously served as a director of CBTX, Inc., and served as Chairman of its Audit Committee beginning in 2017. He also served as a director of CommunityBank of Texas, N.A. beginning in 2007 and became Chairman of the Bank’s Audit Committee in 2008. Since 1979, Mr. Wilson has served as President and Chief Executive Officer of Bar C. Ranch Company, retiring in 2019 as President and assuming the role of Chairman of the Board. The Bar C. Ranch

Company is a real estate development company developing and investing in industrial, commercial and office properties in Texas. He has served as Manager and General Partner of Wilson Realty, Ltd., an owner of industrial buildings in Beaumont, Texas, since 1977. As Trustee of the Caldwell McFaddin Mineral Trust and the Rosine Blount McFaddin Mineral Trust, Mr. Wilson has managed large oil and gas mineral holdings across the State of Texas, creating operating leases and purchasing minerals on behalf of the trusts. Mr. Wilson founded Wilson Realty, Ltd. and Wilson & Company, a brokerage and management company. He is a retired Real Estate Broker in the State of Texas and has served as a director and President of the Beaumont Board of Realtors and a director of Texas Association of Realtors. Mr. Wilson has also served on numerous civic and charitable Boards in the southeast Texas region. He joined the Board of Directors of First Security National Bank of Beaumont in 1979 and joined its audit committee in 1981, serving First Security National Bank of Beaumont and its holding company until the bank was acquired by First City Bancorporation of Texas. Mr. Wilson received his B.B.A. in Accounting from The University of Texas at Austin in 1976 and is a licensed Certified Public Accountant. Mr. Wilson’s service as a bank director at other institutions, coupled with his investment, accounting and financial skills adds administration and operational management experiences, as well as corporate governance expertise to the Board of Directors. In addition, as a Certified Public Accountant, Mr. Wilson brings extensive accounting, management, strategic planning and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the Company’s Class II and Class III directors whose terms of office do not expire at the annual meeting, and the executive officers of the Company who are not also a director. The business address for all of these individuals is 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
Name	Age	Position with the Company and the Bank
Directors:
Jon-Al Duplantier	56	Class II Director of the Company
George Martinez	81	Class II Director of the Company; Director of the Bank
William S. Nichols, III	71	Class II Director of the Company; Director of the Bank
Joe E. Penland, Sr.	72	Class II Director of the Company
John E. Williams, Jr.	68	Class II Director of the Company
Robert R. Franklin, Jr.	68	Class III Director and CEO of the Company; Director and Executive Chairman of the Bank
Michael A. Havard	66	Class III Director of the Company
Frances H. Jeter	66	Class III Director of the Company
Reagan A. Reaud	44	Class III Director of the Company
Steven F. Retzloff	67	Class III Director and Executive Chairman of the Company; Director and Senior Executive Chairman of the Bank
Executive officers who are not also directors:
Okan I. Akin	52	Chief Risk Officer of the Company and the Bank
Paul P. Egge	44	Chief Financial Officer of the Company and the Bank
Justin M. Long	48	General Counsel and Secretary of the Company and the Bank
Ramon A. Vitulli, III	54	President of the Company and CEO of the Bank
Joe F. West	68	Chief Credit Officer of the Company and the Bank
The following is a brief discussion of the professional background and experience of our continuing directors and executive officers. All officers of the Company are elected by the Board and serve at the discretion of the Board.

Jon-Al Duplantier.   Mr. Duplantier has served as a director of the Company since 2022 and is a member of the Company’s Audit Committee and Compensation Committee. He previously served as a director of Allegiance beginning in 2021 until the completion of the Merger. Mr. Duplantier enjoyed a 25-year career in the oil and gas industry with Conoco Inc., ConocoPhillips and Parker Drilling Company. Most recently, he served as Parker Drilling’s President, Rental Tools and Well Services, a position he held from April 2018 until his departure in July 2020. In December 2018, Parker Drilling Company commenced voluntary chapter 11 proceedings and filed a prearranged plan of reorganization under the U.S. Bankruptcy Code. Prior to that role, Mr. Duplantier held a series of executive positions at Parker Drilling where he had responsibilities across more than a dozen countries, and his roles included management and oversight of legal affairs, corporate compliance and governance, human resources, environmental, safety and procurement from 2009 to 2018. Prior to joining Parker Drilling, Mr. Duplantier worked for ConocoPhillips from 2002 to 2009, where he held legal and management roles. From 1995 to 2002, Mr. Duplantier served in multiple roles of increasing responsibility at Conoco Inc. Mr. Duplantier holds a Juris Doctorate from Louisiana State University and a Bachelor of Science degree from Grambling State University. Mr. Duplantier serves on the Board of Directors of Brigham Minerals, Inc. (NYSE: MNRL), where he is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Duplantier also serves on the Board of Directors of AltaGas Ltd. (TSX: ALA), where he is a member of the Human Resources and Compensation Committee as well as the Governance Committee. Mr. Duplantier’s broad experience across commercial, governance and legal aspects of business along with his professional and leadership experience qualify him to serve on our Board, as well as on the Audit Committee and the Compensation Committee.
George Martinez.   Mr. Martinez has served as a director of the Company since 2022, is the Charmain of the Company’s Risk Oversight Committee, a member of the Board and a Vice Chairman of the Bank. Mr. Martinez is one of the organizers of Allegiance Bank and was the Chairman of Allegiance’s Board of Directors from 2008 until the completion of the Merger in 2022. He served as Chief Executive Officer of the Company and the Bank from the formation of each through 2019 and assumed the role of Vice Chairman of the Bank in 2020. Mr. Martinez began his banking career in 1974 as a co-founder of Sterling Bank, where he served as an Executive Vice President from 1974 to 1980, and then as Chief Executive Officer of Sterling Bancshares, Inc. from 1980 to 2001 and as Chairman from 1992 to 2004. From 1998 to 2008, Mr. Martinez served as President of Chrysalis Partners, LLC, a leadership consulting firm. From 2003 to 2020, he served on the Board of Directors of Cornerstone Building Brands, Inc., a leading provider of exterior commercial and residential building products, as well as on the Board of Directors of Landmark Worldwide Enterprises, Inc., a personal and professional growth, training and development firm. Active in the Houston community, he serves as an Emeritus Member of the Board of Advisors for the Jesse H. Jones Graduate School of Business at Rice University. He was inducted into the Texas Bankers Hall of Fame in April 2017 and recognized for his valuable contributions to the Texas banking industry. In 2004, he was awarded the Ethical Leadership in Action Award from the University of St. Thomas Center for Business Ethics and in 2022 he was a recipient of the Texas Bankers Association 50-Year Banker Award. Mr. Martinez received a Bachelor of Business Administration and Economics degree from Rice University in 1963. Mr. Martinez’s significant banking experience as a director and executive officer, including risk management skills experience, qualify him to serve on our Board.
William S. Nichols, III.   Mr. Nichols has served as a director of the Company since 2022 and is a member of the Company’s Audit Committee and Risk Oversight Committee. Mr. Nichols was one of the organizers of Allegiance Bank and served on Allegiance’s Board of Directors beginning in 2008 until the completion of the Merger and the Board of Directors of the Allegiance Bank beginning 2007. Mr. Nichols retired in 2017 as the President of Suncor Companies, LLC, a real estate development company that primarily focused on the development of freestanding retail facilities throughout the United States. From 1974 to 1984, he worked as an audit principal at Ernst & Young. He has held numerous Board appointments, including advisory director at Community Bank, Katy, Texas. Additionally, he is the founder and director of the Nichols Foundation, a foundation to provide college scholarships to students on a need basis. He also serves on the Development Council of the Mays Business School at Texas A&M University. Mr. Nichols is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He received a Bachelor of Business Administration degree from Texas A&M University. Mr. Nichols’ understanding of the Houston business market and leadership experience qualify him to serve on our Board. Mr. Nichols makes good use of both his experience in the real estate industry and as a CPA as he contributes by serving as a director of the Bank.

Joe E. Penland, Sr.   Mr. Penland has served as a director of the Company since 2007. He previously served as a director of CBTX, Inc. and CommunityBank of Texas, N.A. beginning in 2007, and served on CBTX, Inc.’s Corporate Governance and Nominating Committee and the Company’s Compensation Committee. Mr. Penland founded Quality Mat Company, based in Beaumont, Texas, and served as its President from 1974 until August of 2019, when he assumed the title of Chief Executive Officer. Quality Mat Company is one of the largest mat producers in the world and is one of the oldest companies in the business, with the capabilities of producing everything from logging mats to temporary road matting. Quality Mat Company’s products carry exclusive patents that serve a variety of major industries. Mr. Penland started the Penland Foundation in 2006, a foundation that helps local organizations in his community. Mr. Penland has significant experience serving on both public and private Boards of directors for community banks. Prior to joining the Company’s Board of Directors, Mr. Penland served as a director of Texas Regional Bancshares, Inc., a Nasdaq listed bank holding company, from 2004 until its merger with BBVA in 2006, and as a director of Southeast Texas Bancshares, Inc. prior to its acquisition by Texas Regional Bancshares, Inc. Mr. Penland brings key leadership, risk management, operations, strategic planning and oil and gas industry expertise that assists the Board of Directors in overseeing the Company’s operations in addition to his knowledge of the communities the Company serves.
John E. Williams, Jr.   Mr. Williams has served as a director of the Company since 2007 and is a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee. He previously served as a director of CBTX, Inc. and CommunityBank of Texas, N.A. beginning in 2007. He served as Chairman of CBTX, Inc.’s Corporate Governance and Nominating Committee beginning in 2017. Mr. Williams is the managing partner of Williams Hart Law Firm, L.L.P. in Houston, Texas, where he practices in the area of mass tort litigation. Mr. Williams currently serves on the Board of Directors for the Houston Astros, and the Houston Police Foundation, and serves on the Board of Advisors for the James A. Baker III Institute for Public Policy at Rice University. Mr. Williams is listed in Top Attorneys in Texas, Best Attorneys in Texas, The Best Lawyers in America, and Texas’ Best Lawyers, and he has been selected as a Super Lawyer every year since 2003. Mr. Williams received a B.B.A. from Baylor University and a J.D. from Baylor School of Law, where he graduated first in his class. Mr. Williams has significant risk management and strategic planning skills. In addition, he brings strong legal, lending and financial skills important to the oversight of the Company’s enterprise and operational risk management.
Robert R. Franklin, Jr.   Mr. Franklin serves as Executive Chairman of Stellar Bank and Chief Executive Officer of Stellar Bancorp, Inc. and serves as a director of the Company and Bank. Mr. Franklin previously served as Chairman, President and Chief Executive Officer of CBTX, Inc. from 2013 until the completion of the Merger. Mr. Franklin began his more than 40-year Houston banking career working for a small community bank in Houston upon graduation from the University of Texas. He then moved to a large, regional bank before gravitating back to his primary interest of community banking. He became President of American Bank in 1988, where he served until the bank was sold to Whitney Holding Corp. in early 2001. Mr. Franklin then joined Horizon Capital Bank, where Mr. Franklin raised sufficient capital to match the bank’s existing capital and took the position of President of Horizon Capital Bank. He served as President until the bank was sold to Cullen/Frost Bankers, Inc. in 2005. Mr. Franklin then started VB Texas, Inc. in November of 2006 as Chairman, President and Chief Executive Officer, serving until a merger of equals between VB Texas, Inc. and CBTX, Inc. in 2013. Mr. Franklin graduated from the University of Texas in 1977 with a B.B.A. in Finance. He is currently serving on the Board of Directors of Junior Achievement of Southeast Texas and previously served on the Board of Directors of the Texas Bankers Association. Mr. Franklin has actively served various charitable organizations over the years, along with serving on the Board of Directors of a local private school. Mr. Franklin adds financial services experience, especially lending, oil and gas expertise and asset liability management to the Company’s Board of Directors, as well as a deep understanding of the Company’s business and operations. Mr. Franklin also brings risk and operations management and strategic planning expertise to the Board of Directors, skills that are important as the Company continues to implement its business strategy and acquire and integrate growth opportunities.

Michael A. Havard.   Mr. Havard has served as a director of the Company since 2017 and is Chairman of the Company’s Compensation Committee and a member of the Company’s Audit Committee. He previously served as CBTX, Inc.’s Chairman of the Compensation Committee and a member of the Company’s Audit Committee and Corporate Governance. In addition, Mr. Havard served as a director of CommunityBank of Texas, N.A. beginning in 2007, and was a member of its Audit, Budget and Compensation and Funds Management Committees. Mr. Havard has been a practicing attorney since 1988 and he handles commercial litigation and complex business transactions and is a member of numerous professional organizations and societies, including the State Bar of Texas, American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants and the Association of Trial Lawyers of America. Prior to his legal career, Mr. Havard was an auditor with a prominent national accounting firm and has been a licensed Certified Public Accountant since 1982. He also serves as a director of several private companies. Mr. Havard graduated from Lamar University in 1979 with a B.B.A. in Accounting and received his J.D. from the University of Houston Law Center in 1987. Mr. Havard’s prior experience as a Certified Public Accountant and auditor, which included performing audits for various banks in the Houston marketplace, as well as his experience as an attorney, qualify him to serve on the Company’s Board. His knowledge accumulated from serving on company’s Audit, Compensation, Corporate Governance and Nominating Committees as well as various bank committees which provide him with a unique perspective of the inner workings of the Company’s organization.
Frances H. Jeter.   Ms. Jeter has served as a director of the Company since 2022 and is the Chairman of the Company’s Corporate Governance and Nominating Committee. She previously served as a director of Allegiance beginning in 2014 until the completion of the Merger. She has more than 25 years of experience in marketing, public affairs and business and nonprofit management. Ms. Jeter is a Partner and head of the Houston office for FGS Global, a strategic communications firm. Ms. Jeter previously served as Group Vice President of Internal and External Affairs for Spectra Energy. Before joining Spectra Energy, Ms. Jeter served as Chief Marketing Officer for Bracewell & Giuliani LLP and served as Vice President of Public Affairs for Duke Energy Gas Transmission, a predecessor company of Spectra Energy. She is a Life Trustee Emerita and a past Chair of the Board of Trustees of the Kinkaid School in Houston and a former Trustee of The Hockaday School in Dallas. She is the founding Chair of Houston’s The Fay School and is also a former member of the Board of Directors of the Greater Houston Community Foundation and St. Luke’s Episcopal Health Charities, among a number of other non-profit organizations. Ms. Jeter received a Bachelor of Arts degree from the University of North Carolina at Chapel Hill. Her extensive experience in the public company arena is leveraged to assist the organization in all areas of investor relations, governance and strategic communications. Her attention to detail and working knowledge of corporate and Board governance matters are well-suited to her participation on the Board and Corporate Governance and Nominating Committee.
Reagan A. Reaud.   Mr. Reaud has served as a director of the Company since 2020 and is a member of the Company’s Risk Oversight Committee and Corporate Governance and Nominating Committee. He previously served as a director of CBTX, Inc. beginning in 2020, and in 2022, he began serving on CBTX, Inc.’s Audit Committee and the Compensation Committee. Mr. Reaud is the founder and CEO of Privateer Capital Management, LP which was formed in 2013. Privateer is a family-owned, multi-strategy investment company headquartered in Austin, Texas. He is also the founder and Chairman of the Lucena Group, which provides security and intelligence solutions to individuals and large corporations around the world. Mr. Reaud attended college at Washington and Lee University, where he studied European History, graduating Magna Cum Laude. After college, Mr. Reaud enrolled in the University of Texas School of Law, from which he received a J.D. with honors. He served as a law clerk to Justice Harriet O’Neill of the Texas Supreme Court. He then worked as a prosecutor for the Travis County Attorney’s Office. Mr. Reaud left his position as a prosecutor to attend the Wharton School of the University of Pennsylvania, where he earned an MBA with a double major in Finance and Strategic Management. Mr. Reaud sits on the Boards of three charitable foundations, The Reaud Foundation, the Beaumont Foundation of America, and the University of Texas Law School Foundation. He is also a trustee of the Austin Symphony, a member of Business Executives for National Security, and a Life Fellow of the American Bar Foundation. Mr. Reaud’s excellent credentials, Board-level experience, and knowledge of the Texas market enhances the Company’s risk management and assists in identifying and executing strategic business goals.

Steven F. Retzloff.   Mr. Retzloff serves as Senior Executive Chairman of Stellar Bank and Executive Chairman of Stellar Bancorp, Inc. He joined the Company in connection with the Merger in 2022. Mr. Retzloff previously served as Chairman of Allegiance Bank and CEO of Allegiance and was one of the organizers of the Bank. Mr. Retzloff has over 39 years of business experience and 30 years of Houston Banking experience. He served as a director of Sterling Bancshares, Inc., a publicly traded multi-billion dollar financial institution, and Sterling Bank from 1987 to 2006, including terms as Chairman of the Board of Sterling Bancshares from 1990 to 1992 and from 2004 to 2005. He is currently Chairman and Chief Executive Officer of Retzloff Industries, Inc. and is an advisory director to Pharos Capital Partners III. Prior to co-founding Allegiance Bank, Mr. Retzloff owned and managed Travis Body & Trailer, Inc., a nationwide manufacturer of specialized truck trailers. His past work experience also includes General Motors, Bristol Myers and Retzloff Capital Corporation. Mr. Retzloff received an Industrial Engineering degree from The Georgia Institute of Technology and a Master of Business Administration degree (with distinction) from the Babcock Graduate School of Management at Wake Forest University. Mr. Retzloff currently serves as a director of the Independent Bankers Association of Texas, Faith in Practice, The Open Door Mission, the Greater Houston Partnership and, since 2022, the Houston Food Bank also serving as a member of its finance committee. He also serves as Chairman of the Finance Committee for the Greater Houston Partnership. He previously served as Vice President of the Kinkaid School Investments Foundation and previously served as trustee of Pines Presbyterian Church and on the advisory Board for the Mays School Banking Program at Texas A&M University and Fuller Texas School of Theology. Mr. Retzloff’s significant experience as a director and officer of community banks and his extensive leadership skills qualify him to serve on our Board.
Executive Officers Who Are Not Also Directors
Okan I. Akin.   Mr. Akin has over a 25-year career in the banking industry and he is currently serving as Senior Executive Vice President and Chief Risk Officer of Stellar Bank and Chief Risk Officer of Stellar Bancorp, Inc. Previously, he held the positions of President and Chief Risk Officer at Allegiance Bank and Executive Vice President and Chief Risk Officer at Allegiance. Mr. Akin’s banking career as an executive started when he joined Independence Bank in 2002 as Senior Credit Officer and was eventually promoted to President in 2009. Between 2010 and 2013, Mr. Akin also served as CEO of Independence Bank until joining Allegiance Bank following a merger. Mr. Akin has since assumed the roles of Regional President, Deputy Chief Credit Officer, and Chief Administration Officer at Allegiance Bank. Mr. Akin holds an MBA from the University of Houston and a Bachelor of Arts in Finance & Marketing from the same institution.
Paul P. Egge.   Mr. Egge serves as Senior Executive Vice President and Chief Financial Officer of the Company and Stellar Bank. He previously served as Executive Vice President and Chief Financial Officer of Allegiance Bank and Allegiance prior to the completion of the Merger. He has over 20 years of financial services experience, mostly as an investment banker focused on providing strategic and capital markets advisory services to banks and specialty finance companies. Prior to joining Allegiance in 2016, he served as Director of Capital Planning and Corporate Development for Cadence Bank, a $9.4 billion asset regional bank at the time. He graduated cum laude with a bachelor’s degree in Economics and Finance from the College of William & Mary and holds an MBA from the Kellogg School of Management at Northwestern University.
Justin M. Long.   Mr. Long serves as Senior Executive Vice President, General Counsel and Corporate Secretary of Stellar Bancorp, Inc. and Stellar Bank. He previously served as Senior Executive Vice President, General Counsel and Corporate Secretary of CommunityBank of Texas and CBTX, Inc. beginning April 2019. Mr. Long served as a partner at Norton Rose Fulbright US LLP from 2016 to 2019 where he represented financial institutions in corporate and regulatory matters, including the CBTX, Inc.’s initial public offering. Prior to joining Norton Rose Fulbright, he was a partner at Bracewell LLP where he represented financial institutions in corporate and regulatory matters. Mr. Long received a bachelor’s degree in Finance from the University of Texas and graduated from the University of Texas School of Law.
Ramon A. Vitulli, III.   Mr. Vitulli serves as Chief Executive Officer of Stellar Bank and President of Stellar Bancorp. He previously served as Chief Executive Officer and director of Allegiance Bank and a director and President of Allegiance prior to the completion of the Merger. He has over 30 years of banking experience, getting his start as a loan review examiner at Charter National Bank in Houston, then moving to Sterling Bank until joining Allegiance Bank in 2007, prior to the bank’s opening. Mr. Vitulli serves on the Boards of Texas Bankers Association and CHRISTUS Foundation for HealthCare and previously served on the Board of the St. Pius X High School Foundation. He is a graduate of The University of Texas at Austin with a BBA in Finance.
Joe F. West.   Mr. West serves as Senior Executive Vice President and Chief Credit Officer of Stellar Bank. He previously served as Senior Executive Vice President and Chief Credit Officer of CommunityBank of Texas since 2013. Mr. West joined CommunityBank of Texas in 2013 via the merger of CBTX, Inc. and Vista Bank Texas where he was Executive Vice President and Senior Credit Officer since 2006. Prior to Vista Bank Texas, Mr. West served as Senior Credit Officer at Horizon Capital Bank in Houston. In his capacity as Chief Credit Officer, he is responsible for loan asset quality, loan policy and the Bank’s loan approval process. Mr. West has over 40 years of experience in banking and graduated with a BBA in Accounting from Baylor University in 1978 and is a licensed Certified Public Accountant.
BOARD DIVERSITY DISCLOSURE
Board Diversity Matrix
We believe that it is important that our Board is composed of individuals reflecting the diversity of our employees, shareholders and the communities we serve. In recent years, our Corporate Governance and Nominating Committee has taken this priority to heart, and the diversity of our Board has grown. We provide the below enhanced disclosure regarding the diversity of our Board, utilizing the template in accordance with The Nasdaq Stock Market LLC’s (“Nasdaq”) Board diversity listing standards.
Board Diversity Matrix (As of April 24, 2023)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	12	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	10	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	1	—
BOARD AND COMMITTEE MATTERS
Board Meetings
Our Board met nine times during 2022 (including regularly scheduled and special meetings). During 2022, all of our directors except two attended at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the Board on which he or she served (during the period that he or she served). Former director, Sheila G. Umphrey attended five of the eight meetings of the Board of Directors prior to the Merger. Former director, Glen Morgan did not attend Board or committee meetings during 2022.

Director Attendance at Annual Meeting
The Board encourages all directors to attend the annual meeting of shareholders. Two of our directors attended the 2022 annual meeting of shareholders.
Board Leadership Structure
Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. Until October 1, 2022, the roles of Chairman of the Board and Chief Executive Officer of the Company were held by the same person, Robert R. Franklin, Jr. In connection with the consummation of the Merger, Steven F. Retzloff became Executive Chairman of the Company on October 1, 2022. Mr. Franklin remained as a director and continues to serve as our Chief Executive Officer.
Additionally, in connection with consummation of the Merger, the independent directors elected John Beckworth to serve as Lead Director beginning on October 1, 2022. The Lead Director chairs each executive session; will meet with any director who is not adequately performing his or her duties as a member of the Board or any committee; facilitates communications between other members of the Board and the Executive Chairman or Chief Executive Officer; monitors, with the assistance of the Company’s General Counsel, communications from shareholders and other interested parties and provides copies or summaries to the other directors as he considers appropriate; works with the Executive Chairman in the preparation of the agenda for Board meetings and in determining the need for special meetings of the Board; and otherwise consults with the Executive Chairman of the Board, the Chief Executive Officer and members of the Corporate Governance and Nominating Committee on matters relating to corporate governance and Board performance.
Our Board believes that its current structure, with separate Chairman and Chief Executive Officer roles and a Lead Independent Director is in the best interests of the Company and its shareholders at this time.
Executive Sessions
The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any management director present. The Company’s Corporate Governance Guidelines adopted October 1, 2022, provide that the Company’s independent directors will meet at least twice a year in executive session. During 2022, one executive session was held.
Board Composition and Special Period Governance
The Board currently consists of 14 members. In accordance with the Company’s bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the annual meeting. The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2024 and 2025, respectively. Accordingly, if the four Class I director nominees are elected at the annual meeting, the composition of our Board of Directors will be four Class I directors, five Class II directors and five Class III directors.
In accordance with our bylaws, until the third anniversary of the effective time of the Merger (the “Specified Period”), the Board shall be comprised of fourteen (14) Directors, of which seven (7) shall be directors that were serving as directors of CBTX, Inc. immediately prior to the effective time of the Merger (“Legacy CBTX Directors”) (one of whom shall be Mr. Franklin), and seven (7) shall be directors that were serving as directors of Allegiance immediately prior to the effective time of the Merger (“Legacy Allegiance Directors”) (one of whom shall be Mr. Retzloff). The Legacy CBTX Directors and the Legacy Allegiance Directors shall be, as nearly evenly as is practicably possible, evenly apportioned among the different classes of the Board of the Company in accordance with the terms of the bylaws of the Company.

Until the second anniversary of the Merger, (a) no vacancy on the Board created by the cessation of service of a director shall be filled by the Board and the Board shall not nominate any individual to fill such vacancy, unless (i) such individual would be an independent director of the Company (unless such predecessor director was not an independent director), (ii) in the case of a vacancy created by the cessation of service of a Legacy CBTX Director, not less than a majority of the Legacy CBTX Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Legacy Allegiance Directors shall vote to approve the appointment or nomination (as applicable) of such individual, and (iii) in the case of a vacancy created by the cessation of service of a Legacy Allegiance Director, not less than a majority of the Legacy Allegiance Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Legacy CBTX Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided that any such appointment or nomination pursuant to clause (ii) or (iii) shall be made in accordance with applicable law and the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) (or other national securities exchange on which the Company’s securities are listed); and (b) subject to applicable law, newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of at least seventy-five percent (75%) of the remaining directors, even though less than a quorum of the Board, and in the event that there is only one director remaining in office, by such sole remaining director, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified.
Subject to the requirements described above, any director vacancy existing on or occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. The number of directors may be changed only by resolution of the Board.
As discussed in greater detail below, the Board has affirmatively determined that 11 of our 14 current directors qualify as independent directors under the applicable rules of Nasdaq and the SEC.
Director Independence
Under Nasdaq rules, a majority of the members of our Board are required to be independent. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board has evaluated the independence of each director and each unaffiliated nominee for director based upon these rules. Applying these rules, our Board has affirmatively determined that, with the exception of Messrs. Franklin, Martinez and Retzloff, each of our current directors qualify as an independent director under applicable rules. In making these determinations, our Board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled “Certain Relationships and Related Person Transactions.” The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
Risk Management and Oversight
Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “— Committees of the Board.”

Director Nominations
The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in the section titled “— Procedures to be Followed by Shareholders For Director Nominations.”
Criteria for Director Nominees
The Company has adopted a set of criteria that the Corporate Governance and Nominating Committee considers when it selects individuals to be nominated for election to the Board, which are set forth in our Corporate Governance Guidelines. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the Board. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and Corporate Governance and Nominating Committee believe that it is essential that the Board’s members represent diverse viewpoints.
The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.
In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Process for Identifying and Evaluating Director Nominees
Pursuant to the Corporate Governance and Nominating Committee charter and the Corporate Governance Guidelines, each as approved by the Board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board.
The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.
Identification.   For purposes of identifying nominees for the Board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “— Procedures to be Followed by Shareholders For Director Nominations.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.
Evaluation.   In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.
Procedures to be Followed by Shareholders For Director Nominations
Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of the notice required by the bylaws.
To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth the information summarized below and otherwise comply with the terms of the Company’s bylaws:
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as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

•
as to the shareholder giving the notice, the name and address of such shareholder and any shareholder associated person; the class and number of shares of the Company and other economic and voting interests or similar positions, securities or interests held by such shareholder or shareholder associated person;

•
a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any shareholder associated person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee, on the other hand;

•
a completed independence questionnaire regarding the proposed nominee or nominees;

•
a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director;

•
a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements; and

•
any other information reasonably requested by the Company.

Shareholder nominations should be addressed to the Secretary of Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Risk Oversight Committee. Below is a summary of our current committee structure and membership information:
	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Oversight Committee
John Beckworth
Jon-Al Duplantier
Robert R. Franklin, Jr.
Michael A. Havard	FE	C
Frances H. Jeter			C
George Martinez				C
William S. Nichols, III	FE
Joe E. Penland, Sr.
Reagan A. Reaud
Steven F. Retzloff
Fred S. Robertson
Joseph B. Swinbank
John E. Williams, Jr.
William E. Wilson, Jr.	C; FE

C = Chairperson; FE = Financial Expert
Our Board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and bylaws.
Audit Committee
The members of the Audit Committee are Jon-Al Duplantier, Michael A. Havard, William S. Nichols, III and William E. Wilson, Jr., with Mr. Wilson serving as chairperson. Our Board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an “independent director” under applicable Nasdaq rules; (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the Board has affirmatively determined that each of Mr. Wilson, Mr. Havard and Mr. Nichols have the requisite financial sophistication due to their respective experience and background to qualify as an “audit committee financial expert” as defined by the SEC and as required by Nasdaq rules. The Audit Committee met nine times in 2022.
The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and, in that regard, assist the Board in its oversight of:
•
the integrity of the Company’s financial statements;

•
the selection, engagement and management of the independent registered public accounting firm (the “Independent Auditor”) that audits and reports on the Company’s consolidated financial statements;

•
the performance of the Company’s internal audit function and the Independent Auditor;

•
the review of reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;

•
the Company’s compliance with legal and regulatory requirements related to its financial statements and reporting; and

•
such other matters assigned to the Audit Committee.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets with the Company’s executive officers, internal and external counsel, independent registered public accounting firm and management. The Audit Committee also receives reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation and accounting changes that could affect the Company’s financial statements and proposed audit adjustments, if any.
The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents.
Compensation Committee
The members of the Compensation Committee are Jon-Al Duplantier, Michael A. Havard, Fred S. Robertson and John E. Williams, Jr., with Mr. Havard serving as chairperson. Our Board has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an “independent director” under the applicable Nasdaq and SEC rules. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee met six times in 2022. The Compensation Committee charter requires the Compensation Committee to meet at least twice each year.
The purpose of the Compensation Committee is to assist the Board in its oversight of:
•
the Company’s overall compensation structure, policies and programs and assessment of whether the compensation structure establishes appropriate incentives to officers and employees and meets the Company’s corporate objectives;

•
compensation of the Company’s Chief Executive Officer and his or her direct reports, any officer that may be designated by the Committee from time to time, and any other officer of the Company that meets the definition of an “officer” under Rule 16a-1(f) under the Exchange Act;

•
administration of the Company’s equity-based compensation plans for all employees (including the executive officers of the Company); and

•
such other matters assigned to the Compensation Committee.

After due consideration of factors set forth in the Compensation Committee’s charter, the Compensation Committee may retain a compensation consultant, legal counsel or other experts or advisers as it deems appropriate to carry out its duties. The compensation consultant, NFP Compensation Consulting, was retained in 2022 to provide services related to a peer group compensation study, which was used in the Compensation Committee’s review and determination of 2022 director and named executive officer compensation. NFP Compensation Consulting provided services to the Company in 2022. There are no known conflicts of interests between NFP Compensation Consulting and the Company.
The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents.

Corporate Governance and Nominating Committee
The members of our Corporate Governance and Nominating Committee are John Beckworth, Frances H. Jeter, Reagan A. Reaud and John E. Williams, Jr., with Ms. Jeter serving as chairperson. Our Board has evaluated the independence of each of the members of the Corporate Governance and Nominating Committee and has affirmatively determined that each of the members meets the definition of an “independent director” under the applicable Nasdaq and SEC rules. The Corporate Governance and Nominating Committee met four times in 2022. The Corporate Governance and Nominating Committee did not retain the services of any third party to identify, evaluate or assist in identifying or evaluating potential Board nominees during 2022.
The purpose of the Corporate Governance and Nominating Committee is to assist the Board by:
•
identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meetings of shareholders or for filling vacancies arising on the Board;

•
evaluating the tendered resignation of any director and providing a recommendation to the Board on whether to accept such resignation;

•
overseeing the corporate governance of the Company, including recommending to the Board Corporate Governance Guidelines;

•
recommending to the Board director nominees for each standing committee of such Board;

•
advising the Board with respect to Board composition, procedures and committees;

•
overseeing the evaluation of the Board;

•
supporting the Company’s commitment to environmental, social and corporate governance matters relevant to the Company; and

•
attending to such other responsibilities assigned to the Corporate Governance and Nominating Committee.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents.
Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “— Procedures to be Followed by Shareholders For Director Nominations.”
Risk Oversight Committee
In connection with the Merger, the Board established the Risk Oversight Committee and the members are George Martinez, William S. Nichols, III, Reagan A. Reaud and Joseph B. Swinbank, with Mr. Martinez serving as chairperson. The Risk Oversight Committee, which was established with the Merger, met two times in 2022.
The purpose of the Risk Oversight Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the enterprise risk management (“ERM”) of the Company and its subsidiaries, including the Bank (the “Bank”), and the compliance framework and governance structure that supports it.
Our Risk Oversight Committee has adopted a written charter, which sets forth the Risk Oversight Committee’s duties and responsibilities. The Risk Oversight Committee charter is available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents.
Director Compensation
We pay our directors annual retainers and fees based on their participation in Board meetings held throughout the year. In addition, the Company pays annual retainers and fees based on participation in committee meetings as described below. Directors who are employed by us, the Bank or both do not receive remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees. For the period from January 1, 2022 to October 1, 2022 (which was the closing date of the Merger), each Company director who was not employed by us or the Bank received $15,000, the pro rata portion of the $20,000 annual cash retainer in effect, and $750 for each Board meeting attended. Annual retainers were paid in arrears and based on attendance at 75% or more of Board and committee meetings. For the period from October 1, 2022 through December 31, 2022, each Company director who was not employed by us or the Bank received $5,000, the pro rata portion of the $20,000 annual cash retainer in effect, and $750 for each Board meeting attended. In addition, the Lead Director received a payment of $3,750 representing the pro rata portion of an annual retainer of $15,000.
For the period of January 1, 2022 to October 1, 2022, we paid $7,500 to the Chairman of the Audit Committee and $5,625 to members of the Audit Committee, each amount being the pro rata portion of the respective $10,000 annual cash retainer and $7,500 annual cash retainer for the Chairman and members of that committee. Audit Committee members were also paid $500 for each committee meeting attended. For the period from October 1, 2022 through December 31, 2022, we paid $750 to committee members for meetings attended, and $2,500 to the Chairman of the Audit Committee and $1,875 to members of the Audit Committee, each amount being the pro rata portion of the respective annual cash retainer.
For the period of January 1, 2022 to October 1, 2022, we paid $5,625 to the Chairman of the Compensation Committee and $1,875 to members of the Compensation Committee, each amount representing the pro rata portion of the respective $7,500 annual cash retainer and $2,500 annual cash retainer for the Chairman and members of that committee. Audit Committee members were also paid $450 for each committee meeting attended. For the period from October 1, 2022 through December 31, 2022, we paid $750 to committee members for meetings attended, and $1,875 to the Chairman of the Compensation Committee and $625 to members of the Compensation Committee, each amount being the pro rata portion of the respective annual cash retainer amounts of $7,500 and $2,500.
For the period of January 1, 2022 to October 1, 2022, we paid $3,750 to the Chairman of the Corporate Governance and Nominating Committee and $1,875 to members of the Corporate Governance and Nominating Committee, each amount representing the pro rata portion of the respective $5,000 annual cash retainer and $2,500 annual cash retainer for the Chairman and members of that committee. Corporate Governance and Nominating Committee members were also paid $350 for each committee meeting attended. For the period from October 1, 2022 through December 31, 2022, we paid $750 to committee members for meetings attended, and $1,250 to the Chairman of the Corporate Governance and Nominating Committee and $625 to members of the Corporate Governance and Nominating Committee, each amount being the pro rata portion of the respective annual cash retainer amounts of $5,000 and $2,500.
In connection with consummation of the Merger, the Board of Directors established the Risk Oversight Committee. For the period from October 1, 2022, through December 31, 2022, we paid $750 to committee members for meetings attended, and $625 to members of the Risk Oversight Committee, such amount being the pro rata portion of the annual cash retainer amount of $2,500. Mr. Martinez, a director employed by the Bank, is the Chairman of that committee.
Additionally, for the period from January 1, 2022, through October 1, 2022, each director received an annual award of restricted stock having a target value of $47,500 (prorated for new directors based on the date of appointment). The directors were awarded 1,591 shares on February 1, 2022. The restricted stock awards provided for vesting on December 31 in the year granted, subject to the director’s continuing service with the Company or any of its subsidiaries through the applicable vesting date. In connection with the Merger, the directors received accelerated prorated vesting with respect to the director’s February 1, 2022, restricted stock award based on the number of calendar days that elapsed between January 1, 2022, and the date on which the Merger occurred.
For the period following the Merger, each director received an annual award of restricted stock having a target value of $60,000. The directors were each awarded 1,248 shares on March 15, 2023, representing the pro rata portion of the annual award intended to cover the period from October 1, 2022, through May 1, 2023. These restricted stock awards vest on May 1, 2023, subject to the director’s continuing service with the Company or any of its subsidiaries through the vesting date. The Company anticipates that annual awards of restricted stock having a target value of $60,000 will be made to directors in conjunction with the annual meeting of shareholders, expected to occur annually in the month of May. The terms of the annual restricted stock awards are expected to provide for vesting on May 1 in the year following the grant, subject to the director’s continuing service with the Company or any of its subsidiaries through the applicable vesting date.
The following table sets forth compensation paid or earned during 2022 to each of the directors other than Robert R. Franklin, Jr., and Steven F. Retzloff, whose compensation is described above in “Summary Compensation Table.” Mr. Parsons and Mr. Martinez serve as Vice Chairman of the Bank, and they are not named executive officers. Their respective compensation is included in the “Fees Earned or Paid in Cash” column in the table below.
The table also includes compensation earned by each director that is attributable to their service as a director of the Company and Bank.
Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(6)	All Other Compensation ($)(9)	Total Compensation ($)
John Beckworth(1)	7,125	—(7)	—	7,125
Jon-Al Duplantier(1)	9,750	—(7)	—	9,750
Michael A. Havard	66,975(a)	34,778(7)	464	102,217
Frances H. Jeter(1)	7,750	—(7)	—	7,750
Tommy W. Lott(2)	40,650(b)	34,778	464	75,892
George Martinez(1)	154,756(4)	—	12,980(10)	167,736
Glen W. Morgan(2)	1,250(c)	34,778	—	36,028
William S. Nichols, III(1)	16,950(d)	— (7)	—	16,950
J. Pat Parsons(2)	450,000(5)	30,009(8)	378,493(11)	858,502
Joe E. Penland, Sr.	45,525(e)	34,778(7)	464	80,767
Reagan A. Reaud	51,475(f)	34,778(7)	464	86,717
Fred S. Robertson(1)	12,875(g)	—(7)	—	12,875
Joseph B. Swinbank	73,200(h)	34,778(7)	464	108,442
Sheila G. Umphrey(2)	8,750	34,778(7)	464	43,992
John E. Williams, Jr.	38,050(i)	34,778(7)	464	73,292
William E. Wilson, Jr.	54,100(j)	34,778(7)	464	89,342

(1)
Began service as a director of the Company at the effective time of the merger on October 1, 2022.

(2)
Ceased serving as a director of the Company at the effective time of the merger on October 1, 2022.

(3)
The amounts shown in this column include, for each director other than Mr. Martinez and Mr. Parsons, annual retainer and meeting fees for serving on the Company’s and the Bank’s Board of Directors and any of their respective committees.

a.
Consists of $53,775 in fees paid for service to the Company and $13,200 in fees paid for service to the Bank.

b.
Consists of $27,750 in fees paid for service to the Company and $12,900 in fees paid for service to the Bank.

c.
Consists of $1,250 in fees paid for service to the Company.

d.
Consists of $10,500 in fees paid for service to the Company and $6,450 in fees paid for service to the Bank.

e.
Consists of $36,525 in fees paid for service to the Company and $9,000 in fees paid for service to the Bank.

f.
Consists of $43,475 in fees paid for service to the Company and $8,000 in fees paid for service to the Bank.

g.
Consists of $7,125 in fees paid for service to the Company and $5,750 in fees paid for service to the Bank.

h.
Consists of $45,400 in fees paid for service to the Company and $27,800 in fees paid for service to the Bank.

i.
Consists of $32,050 in fees paid for service to the Company and $6,000 in fees paid for service to the Bank.

j.
Consists of $41,500 in fees paid for service to the Company and $12,600 in fees paid for service to the Bank.

(4)
The amount shown in this column for Mr. Martinez consists of (a) $72,500 in base salary that he received for service in his capacity as Vice Chairman of Allegiance Bank during the portion of fiscal 2022 that began at the effective time of the merger on October 1, 2022, and (b) $82,256 in bonuses. Mr. Martinez received a bonus in October 2022 following closing of the merger in the amount equal to $65,943, which was calculated as the amount of his fiscal 2022 bonus under the Allegiance Annual Incentive Plan, pro-rated for the period that began on January 1, 2022, and ended on the date of the merger. This bonus amount was paid by Stellar in October 2022 following the merger and is included in this table. Mr. Martinez received a bonus from Stellar in March 2023 in the amount of $16,313, which was calculated under the terms of the Allegiance Annual Incentive Plan based on full-year results for fiscal 2022, reduced by the amount of the pro-rated bonus Stellar paid to him in October 2022.

(5)
The amount shown in this column for Mr. Parsons consists of (a) $300,000 in base salary and (b) a $150,000 discretionary bonus, each of which he received for service in his capacity as Vice Chairman of the CommunityBank during the portion of fiscal 2022 that began on January 1, 2022, and ended at the effective time of the Bank Merger, and thereafter as Vice Chairman of Allegiance Bank during the portion of fiscal 2022 that began at the effective time of the Bank Merger.

(6)
For each director with an amount shown in this column other than Mr. Martinez and Mr. Persons, the amount represents taxable gain related to restricted stock awards which were granted by CBTX on February 1, 2022, and vested on a pro-rated basis on October 1, 2022, in connection with the Merger.

(7)
Does not include 1,248 shares of restricted stock awarded by Stellar on March 15, 2023 to each director other than Messrs. Martinez and Parsons, representing the pro rata portion of the annual director award intended to cover the period from October 1, 2022, through May 1, 2023.

(8)
The amount shown in this column for Mr. Parsons represents the 1,005 shares of restricted stock awarded by CBTX on February 1, 2022, in connection with his service as Vice Chairman of CommunityBank.

(9)
For each director with an amount shown in this column other than Mr. Martinez and Mr. Parsons, the amount shown as “all other compensation” represents dividends earned on unvested shares of restricted stock, which are paid (without interest) at vesting.

(10)
All other compensation for Mr. Martinez represents the sum of: (a) $8,993 contributed to the Allegiance Bank 401(k) plan as part of the Allegiance Bancshares, Inc. profit share plan; and (b) $3,987 in matching contributions to the Allegiance Bank 401(k) plan.

(11)
All other compensation for Mr. Parsons represents the sum of: (a) $11,976 in respect of value of his personal use of a company car; (b) $239,745 in respect of cash payment of bonuses earned but held back (and credited with interest at the rate of 4% per year (7% per year for periods before January 1, 2021)) in accordance with the terms of CBTX’s holdback bonus program, which amount was paid in a single lump sum in accordance with the terms of CBTX’s holdback bonus program (for the period of fiscal 2022 that began on January 1, 2022, and ended at the effective time of the Merger, the aggregate amount of $4,068 in interest was credited on Mr. Parsons’ holdback bonus amounts); (c) $18,300 in matching contributions to the CommunityBank 401(k) plan; $7,787 in respect of life insurance premiums; (e) $100,000 in deferred compensation payments and (f) $685 for his home security system.

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees thereof. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of formation and bylaws, as well as the certificate of formation and bylaws of the Bank if a Bank director, and separate indemnification agreements between each director and the Company. Additionally, the Company maintains a directors and officers insurance policy.

CERTAIN CORPORATE GOVERNANCE MATTERS
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.stellar.bank under Investor Relations/Corporate Governance/Governance Documents.
Compensation Committee Interlocks and Insider Participation
None of our executive officers served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2022, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions.” During the year ended December 31, 2022, Michael A. Havard, Tommy W. Lott, Joe E. Penland, Sr., Joseph B. Swinbank and Reagan A. Reaud were the members of the Compensation Committee prior to the Merger. Following the Merger, the members of our Compensation Committee were Jon-Al Duplantier, Michael A. Havard, Fred S. Robertson and John E. Williams, Jr.
Independent Auditors
The Audit Committee has recommended, and the Board appointed, Crowe LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2023 fiscal year. Crowe LLP has served as the independent auditors of Allegiance beginning 2014 and for the Company beginning 2022, and reported on the Company’s consolidated financial statements of Allegiance for the 2014 through 2021 fiscal years and the Company for the 2022 fiscal year.
Fees Paid to Independent Registered Public Accounting Firm
The table below summarizes the fees for professional audit services provided by (i) Crowe LLP for audit services and other services provided for the year ended December 31, 2022, and (ii) Grant Thornton LLP for audit services and other services provided for the year ended December 31, 2021. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by the Company’s auditor before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees” below.
The Audit Committee pre-approved all of the services provided by Crowe LLP and Grant Thornton LLP in accordance with the policies and procedures described in the section titled “— Audit Committee Pre-Approval.”

	2022(3)	2021(4)
Audit Fees(1)	$1,614,226	$611,583
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	37,268	—
Total Fees	$1,651,494	$611,583

(1)
Audit fees reflect the aggregate fees billed for services related to the reviews of our quarterly reports filed on Form 10-Q, the audit of the consolidated financial statements of the Company and other SEC filings.

(2)
All other fees reflect fees billed for a benchmarking analysis, loan valuation services (performed for CBTX during 2021 and paid in 2022) and access to an accounting research database in 2022.

(3)
Reflect fees billed by Crowe LLP.

(4)
Reflect fees billed by Grant Thornton LLP.

Audit Committee Pre-Approval
The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the full Audit Committee at a scheduled meeting. In addition, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee has the sole authority and direct responsibility to appoint, retain, compensate, evaluate and, where appropriate, replace the independent auditor (subject to shareholder ratification if required or sought by the Board), and will advise the Board on these matters. The independent auditor and each other independent registered public accounting firm engaged for the Company are accountable to the Board and the Committee and will report directly to the Committee.
Additional Information Regarding Change of Independent Registered Public Accounting Firm
As reported on the Company Current Report on Form 8-K, dated August 17, 2022, as amended on September 26, 2022, in connection with the Merger, the Audit Committee of the Board of Directors of the Company approved the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and dismissed Grant Thornton LLP as the Company’s independent registered public accounting firm.
The audit report of Grant Thornton LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2021 and 2020, and through August 17, 2022, there have been no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, or (b) any reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. The Company provided a copy of the foregoing disclosures to Grant Thornton LLP and requested that Grant Thornton LLP furnish the Company with a letter addressed to the SEC stating whether Grant Thornton LLP agrees with the above statements. A copy of Grant Thornton LLP’s letter to the SEC, dated August 22, 2022, is filed as Exhibit 16.1 to the Company’s Form 8-K dated August 17, 2022.
During the fiscal years ended December 31, 2021 and 2020, and through September 23, 2022, neither the Company, nor anyone on its behalf, consulted with Crowe LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K, or any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.
EXECUTIVE COMPENSATION AND OTHER MATTERS
Compensation Discussion and Analysis
This Compensation Discussion & Analysis (“CD&A”) provides a description of the material elements of our 2022 executive compensation programs as well as perspective and context for the 2022 compensation decisions for our executive officers named in the Summary Compensation Table referred to in this CD&A and in subsequent tables as our named executive officers (“Named Executive Officers” or “NEOs”).
Executive Compensation Highlights
The Merger of CBTX and Allegiance to Form Stellar
On October 1, 2022, CBTX and Allegiance combined to form Stellar. For purposes of this CD&A, “Legacy CBTX” refers to CBTX and CommunityBank as they existed before the Merger, and “Legacy Allegiance” refers to Allegiance and Allegiance Bank as they existed before the Merger.
Effective upon the consummation of the Merger, several changes impacted our executive leadership team and Board of Directors, including:
•
Steven F. Retzloff, the former Chief Executive Officer and director of Legacy Allegiance, was appointed as a director and as Executive Chairman of Stellar and Senior Executive Chairman of Stellar Bank;

•
Ramon A. Vitulli, III, previously the President and a director of Legacy Allegiance, was appointed as President of Stellar and Chief Executive Officer of Stellar Bank;

•
Paul P. Egge, previously the Executive Vice President and Chief Financial Officer of Legacy Allegiance, was appointed Executive Vice President and Chief Financial Officer of Stellar and Stellar Bank; and

•
Robert T. Pigott ceased to serve as Legacy CBTX’s Chief Financial Officer and Senior Executive Vice President, and was appointed Senior Vice President of Stellar. Mr. Pigott subsequently resigned on November 10, 2022.

As discussed further below, the consummation of the Merger influenced executive compensation decisions in several areas. Prior to the Merger, which closed on October 1, 2022, Legacy CBTX and Legacy Allegiance operated as standalone companies, each with its own executive compensation and benefit programs. Because the Merger occurred shortly before the fiscal year end, the companies generally retained separate compensation programs for 2022. Specifically, the executive officers of Stellar generally continued through year-end to be participants in the compensation and benefit programs of Legacy CBTX and Legacy Allegiance, respectively. Due to the timing of the closing of the Merger, compensation decisions made for Legacy CBTX by its Compensation Committee in 2022 are disclosed in this proxy statement, along with year-end decisions that were made by the Stellar Compensation Committee on and after October 1, 2022.
Merger-Related Events Affecting 2022 Compensation
The following additional Merger-related compensation actions were taken for the Legacy CBTX Named Executive Officers in 2022:

•
Legacy CBTX replaced existing employment agreements with new ones for Robert R. Franklin, Jr. and Travis Jaggers on March 17, 2022, and August 26, 2022, respectively, which set forth the terms and conditions of their respective employment following the Merger.

•
In connection with the closing of the Merger, Legacy CBTX’s Compensation Committee approved payment to Mr. Franklin of $425,333 to fully fund his expected future benefit under his 2017 Salary Continuation Agreement (i.e., $200,000 per year for 10 years commencing at age 70). This payment was made in addition to the $1,089,246 that was accrued by CommunityBank as of the effective time of the Merger and payable to him under his 2017 Salary Continuation Agreement upon consummation of Merger. Mr. Franklin’s 2017 Salary Continuation Agreement was terminated upon closing of the Merger.

•
At the Effective Time, Robert T. Pigott, Jr. ceased to serve as Legacy CBTX’s Chief Financial Officer and Senior Executive Vice President, and was appointed Senior Vice President of Stellar. Mr. Pigott entered into a change in control severance agreement with Legacy CBTX on March 17, 2022, which sets forth his terms of employment following the consummation of the Merger. Mr. Pigott resigned from Stellar effective November 10, 2022.

•
Stellar assumed the Legacy Allegiance Change in Control Severance Plan (since renamed the Stellar Bancorp, Inc. Change in Control Severance Plan) and added Mr. Franklin as a participant with a 3.0 severance multiplier.

•
In connection with the Merger, Legacy CBTX adopted and its shareholders approved the Stellar Bancorp, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”). As a result, from and after the effective time of the Merger, no further grants may be made under any of the CBTX, Inc. 2017 Omnibus Incentive Plan, as amended (the “CBTX 2017 LTIP”), the CBFH, Inc. 2014 Stock Option Plan, as amended, the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan, as amended, the Allegiance Bancshares, Inc. 2019 Amended and Restated Stock Awards and Incentive Plan, as amended, or the Post Oak Bancshares, Inc. Stock Option Plan, as amended (collectively, the “Prior Equity Plans”).

Merger-Related Equity Awards
In connection with the significant integration planning for the Merger and the need to retain key talent at both Legacy CBTX and Legacy Allegiance through the integration process, one-time equity awards were granted to select key executives at both companies shortly following the Merger. The equity awards granted to the Legacy CBTX Named Executive Officers were approved by the Legacy CBTX Compensation Committee and were provided for under the employment agreements entered into in anticipation of the Merger. The equity awards granted to the Legacy Allegiance Named Executive Officers were approved by the Legacy Allegiance Compensation Committee, and provided for under the employment agreements entered into in anticipation of the Merger. In determining the size and design of the awards, the respective compensation committees gave consideration to the combined company’s retention objectives in connection with the successful completion of the Merger integration process. These awards were designed to facilitate continuity and retention of the executives responsible for critical roles and to compensate for the significant transition requirements of such a transformational Merger.
Named Executive Officers
Our Named Executive Officers include the Chief Executive Officer, the Chief Financial Officer and our next three most highly-compensated executive officers. Our NEOs for 2022 are identified in the table below. For purposes of determining whether any Legacy Allegiance executive officers qualified as NEOs for 2022 as one of the three most highly-compensated executive officers (other than the CEO and CFO), only compensation earned or paid as an executive officer of Stellar from October 1, 2022, the closing date of the Merger, through the end of the year was taken into account. This resulted in two Legacy Allegiance executive officers (Messrs. Retzloff and Vitulli) being a NEO.

Name	Title	Years of Service at Stellar
Robert R. Franklin, Jr.	Chief Executive Officer and Executive Chairman of Stellar	16
Steven F. Retzloff	Executive Chairman of Stellar and Senior Executive Chairman of Stellar Bank	15(1)
Paul P. Egge	Senior Executive Vice President and Chief Financial Officer of Stellar and Stellar Bank	6(1)
Ramon A. Vitulli, III	President of Stellar and Chief Executive Officer of Stellar Bank	15(1)
Robert T. Pigott, Jr.(2)	Former Senior Executive Vice President and Chief Financial Officer	11(2)
Travis Jaggers	President of Stellar Bank	11

(1)
Reflects combined years of service at Stellar and Legacy Allegiance.

(2)
Mr. Pigott stepped down as Legacy CBTX’s Chief Financial Officer at the effective time of the Merger, and resigned from Stellar effective November 10, 2022.

The compensation disclosed with respect to NEOs who are Legacy CBTX executives includes the compensation related to their service with both Legacy CBTX and Stellar during 2022. The compensation discussed in this CD&A primarily reflects the decisions made by Legacy CBTX’s Compensation Committee. Once the Merger closed on October 1, 2022, committee responsibilities shifted to the Stellar Compensation Committee to approve Legacy CBTX incentive payouts and set pay for the new Stellar executive team.
Compensation Program, Philosophy and Objectives
We believe our executive compensation program plays a significant role in our ability to attract, motivate and retain a highly-experienced team of executives who are critical to our success. We believe the program is structured in a manner that supports us and our business objectives as well as our culture and the traditions that have allowed us to meet the needs of our shareholders, customers and employees and to support the communities in which we operate.
Our Compensation Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of linking the compensation that our executive officers may earn with our shareholders’ interests and current market practices, while avoiding the encouragement of unnecessary or excessive risk-taking. Under this program, our Named Executive Officers are generally rewarded for the achievement of specific annual, long-term and strategic goals, the attainment of corporate goals and the realization of increased shareholders value.
The Committee retained NFP Compensation Consulting (“NFP”) to assist with the design of our executive compensation program to ensure that it is competitive with market practices, aligns executive pay with performance and reinforces business strategy to create value for shareholders in 2022 and beyond.
In 2022, the Compensation Committee also conducted a risk assessment of all of our compensation programs, including executive and broad-based employee compensation programs and policies to identify any aspect that could encourage inappropriate risk taking. The Compensation Committee concluded that our incentive compensation programs and policies are well-designed and do not encourage behaviors that would create material risk to us. The incentive compensation programs contain drivers that align with corporate objectives and have plan design features that minimize organizational risk. After reviewing the findings of the risk assessment, we believe there is an appropriate balance in the structure of our incentive compensation programs, and that our incentive compensation plans and policies include terms designed to mitigate any potential material risks created by the performance-based metrics used in the incentive compensation plans.
Shareholders Engagement and Say on Pay
Shareholders engagement is important to us. We are open to shareholders comments year-round and engage with shareholders on compensation and other matters as those inquiries are made of us either at scheduled group meetings or on an individual basis.

In 2021, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and previously were not required to hold shareholder advisory votes on say-on-pay or say-on-frequency. As of December 31, 2022, we are no longer an “emerging growth company,” and at the Annual Meeting to which this proxy statement relates, we will be conducting our first advisory votes on both say-on-pay and say-on-frequency. More details on each of these proposals, including our Board of Directors voting recommendation, can be found later in this proxy statement in the sections titled “Proposal 2. Advisory Vote on the Compensation of the Company’s Named Executive Officers” and “Proposal 3. Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers.” Although these are non-binding advisory votes, we value the opinions of our shareholders, and our Board and Compensation Committee will consider the outcome of the say-on-pay vote and the related say-on-frequency vote, in addition to other relevant stockholder feedback that may be received throughout the year, when making compensation decisions for our Named Executive Officers. For more information on the say-on-pay and say-on-frequency votes, please review the proposals set forth earlier in this proxy statement.
Compensation Overview
The Compensation Committee administers our executive compensation program. The Compensation Committee is composed entirely of directors who are independent under the listing standards of the NASDAQ, our Director Independence Standards, and Exchange Act Rule 16b-3. The charter of the Compensation Committee is available on our Investor Relations webpage at https://ir.stellarbancorpinc.com/ under the caption “Corporate Governance — Documents and Charters.” The charter is reviewed annually by the Compensation Committee and was most recently revised in 2022 in connection with the Merger.
The Compensation Committee has adopted a process intended to provide appropriate oversight and to make compensation decisions designed to promote achievement of Stellar’s financial goals and the successful execution of Stellar’s strategic business plans. The Compensation Committee typically meets four times per year and more often if necessary. Prior to each regular meeting, the materials are provided to each Compensation Committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. Historically, the Chief Executive Officer has attended Compensation Committee meetings to provide information to the Compensation Committee concerning the performance of executive officers, discuss performance measures relating to executive officer compensation and to make recommendations to the Compensation Committee concerning the compensation of executive officers and following the Merger, the Executive Chairman did the same. The Compensation Committee holds executive sessions consisting only of Compensation Committee members and periodically meets in executive session with the independent compensation consultant retained by the Compensation Committee for advice on executive compensation. Neither the Chief Executive Officer nor Executive Chairman engages in discussions with the Compensation Committee regarding his own compensation, except to respond to questions posed by Compensation Committee members outside of executive session deliberations.
Compensation Practices
Our principal measures of success in achieving our financial goals and strategic business objectives are total stockholder return, net income, asset quality, efficiency ratio, return on average equity, loan growth, deposit growth and fee income. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.
Through our executive compensation program, we seek to provide:
•
Base salaries at levels that will attract, motivate and permit us to retain qualified executives;

•
Compensation that differentiates pay on the basis of performance;

•
Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements; and

•
Total compensation that is competitive with that of comparable financial institutions within the context of our performance.

Our executive compensation program consists of the following primary elements:
•
Base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable financial institutions;

•
Cash bonuses (annual incentive compensation) to incentivize our Named Executive Officers to achieve our financial and operational objectives and reward exceptional individual performance;

•
Long-term equity incentive compensation is a variable, equity element that provides an emphasis on long-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•
Employee benefits are intended to provide reasonable levels of security with respect to retirement, medical, death and disability protection and paid time off; and

•
Certain perquisites are used on a limited basis and supplement the other elements of compensation, facilitating the attraction, motivation and retention of executive officers of the caliber we believe necessary to remain competitive.

The Compensation Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) to encourage performance that furthers our business objectives and to reward executives who meet those goals. While increases to annual base salaries also take individual and our overall performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation are intended to align the interests of our NEOs with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.
The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:
•
The need to provide a level of basic compensation (e.g., base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•
The goal of providing a mix of short-term and long-term compensation opportunities through performance-based and variable-compensation vehicles;

•
The goal of reflecting reasonable compensation practices of comparable financial institutions within the context of our performance achievements; and

•
The desire to align our executives’ and our shareholders’ interests through the use of equity-based compensation vehicles that are tied to our performance.

The Compensation Committee does not, however, target a specific percentage of total compensation for base salary, cash bonuses, annual incentive compensation, long-term equity incentive compensation, benefits or perquisites under our executive compensation program.
As illustrated below, the majority of our CEO’s and our other NEO’s total direct compensation opportunity is variable (“at-risk”). The chart below depicts the mix of total target direct compensation (salary, target annual incentives, restricted stock and performance shares at grant date fair value) set for our CEO and the other NEOs for 2022, excluding Mr. Pigott who resigned effective November 10, 2022.

Name	Base Salary(2)	Target Annual Incentive Compensation(3)	Target Long-Term Incentive Compensation(4)	Total	At-Risk
Robert R. Franklin Jr.	20%	31%	49%	100%	80%
Steven F. Retzloff(1)	10%	11%	79%	100%	90%
Paul P. Egge(1)	14%	16%	71%	100%	86%
Ramon A. Vitulli, III(1)	13%	16%	71%	100%	87%
Travis Jaggers	39%	57%	4%	100%	61%

(1)
Messrs. Retzloff, Egge and Vitulli were employed by Stellar following the Merger on October 1, 2022, and prior to that date their compensation decisions were made by the compensation committee of Legacy Allegiance. Their salaries were adopted and awards were assumed by Stellar; however, the original decisions regarding their 2022 compensation were made by Legacy Allegiance.

(2)
Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. The amounts shown in this column for Messrs. Retzloff, Egge and Vitulli reflect amounts in respect of base salaries paid by Steller during the period that began on October 1, 2022 (i.e., the closing date of the Merger) and ended December 31, 2022, and do not include any payments in respect of base salaries paid by Legacy Allegiance before the Merger.

(3)
For more information, see the heading “Annual Incentive Compensation” below. The target annual incentive compensation for Messrs. Franklin and Jaggers is equal to the bonuses they received for 2022 performance because their bonuses were entirely discretionary and not targeted to specific amounts.

(4)
For more information, see the heading “Long-Term Incentive Plan” below. The amounts shown in this column for Messrs. Retzloff, Egge and Vitulli reflect the equity awards granted by Stellar during the period that began on October 1, 2022 (i.e., the closing date of the Merger) and ended December 31, 2022, and do not include any long-term incentive compensation granted or paid by Legacy Allegiance before the closing date of the Merger.

Review of Peer Group Data
The Compensation Committee reviews the compensation of the Chief Executive Officer and our other NEOs relative to the compensation paid to similarly-situated executives at financial institutions that we determine to be peer companies. Because this peer group analysis is just one of the analytical tools used in setting the compensation of our NEOs, the Committee has discretion in determining the nature and extent of its use.
The Compensation Committee conducted its customary process by reviewing publicly-available compensation information that is furnished by reporting companies the Compensation Committee deemed to be in our peer group. The peer group generally consists of financial institutions that have market capitalizations, total assets and annual net incomes that are between approximately 50% and 300% of our market capitalization, total assets and annual net income. The peer group used by Legacy CBTX in early 2022 to set executive compensation for Messrs. Franklin, Pigott and Jaggers consisted of Allegiance Bancshares, Inc., Business First Bancshares, Inc., Capital City Bank Group, Inc., CapStar Financial Holdings, Inc., Equity Bancshares, Inc., First Community Bankshares, Inc., First Guaranty Bankshares, Inc., Guaranty Bancshares, Inc., Investar Holding Corporation, MidWestOne Financial Group, Inc., Red River Bancshares, Inc., Southside Bancshares, Inc., The First Bancshares, Inc., Triumph Bancorp, Inc., and Veritex Holdings, Inc.
Following the Merger, the Compensation Committee conducted a new peer group analysis, with the assistance of NFP, to determine the compensation peer group for Stellar. The new peer group also consists of financial institutions that have market capitalizations, total assets and annual net incomes that are between approximately 50% and 300% of Stellar’s market capitalization, total assets and annual net income. The new peer group for the combined Company includes Home Bancshares, Inc., Heartland Financial USA, Inc., Independent Bank Group, Inc., First Merchants Corporation, Trustmark Corporation, Renasant Corporation, Banner Corporation, CVB Financial Corp., International Bancshares Corporation, ServisFirst

Bancshares, Inc., Enterprise Financial Services Corp., First Busey Corporation, BancFirst Corporation, First Foundation Inc., FB Financial Corporation, Veritex Holdings, Inc., First Bancorp, Seacoast Banking Corporation of Florida, Origin Bancorp, Inc., Amerant Bancorp Inc., 1st Source Corporation, and Southside Bancshares, Inc.
2022 Compensation Decisions
In determining executive compensation, the Compensation Committee focuses both on the mix of individual components that make up each executive’s total compensation as well as the amount of total compensation itself. Each of the components of compensation is discussed in more detail below. Only Mr. Franklin, Mr. Pigott and Mr. Jaggers were employed by Legacy CBTX at the time compensation decisions for 2022 were made. The other NEOs were employed by Legacy Allegiance, and decisions regarding their compensation for that period were made by the Legacy Allegiance Compensation Committee.
Base Salary
For 2022, the base salaries for our NEOs is set forth in the table below:
Name	Base Salary as of December 31, 2022	Base Salary as of December 31, 2021	Percent Increase from 2021 Base Salary
Robert R. Franklin, Jr.(1)	$645,000	$550,000	17%
Steven F. Retzloff	$550,000	—	—
Paul P. Egge	$470,000	—	—
Ramon A. Vitulli, III	$540,000	—	—
Robert T. Pigott, Jr.(2)	—	$327,059	—
Travis Jaggers(3)	$375,000	$339,841	10%

(1)
Mr. Franklin’s annual base salary was $550,000 from January 1, 2022 through September 30, 2022, and, pursuant to his employment agreement, increased to $645,000 at the effective time of the Merger.

(2)
Mr. Pigott resigned effective November 10, 2022.

(3)
Mr. Jagger’s annual base salary was $339,841 from January 1, 2022 through September 30, 2022, and, pursuant to his employment agreement, increased to $375,000 at the effective time of the Merger.

(4)
Messrs. Retzloff, Egge, and Vitulli began employment with Stellar in connection with the Merger on October 1, 2022. They are included in each chart because they are NEOs. The amounts shown reflect their annual base salaries as of the effective time of the Merger, as set forth in their respective employment agreements with Legacy Allegiance, which were assumed by Stellar. Their base salaries were determined by the Legacy Allegiance Compensation Committee prior to the Merger. In certain instances, there are dashes to indicate no relevant information is applicable for a given year.

In determining the base salaries of Mr. Franklin and Mr. Jaggers effective upon consummation of the Merger, the Legacy CBTX Compensation Committee considered the increased size and complexity of the new organization following completion of the Merger and the significant effort that will be required to achieve the overall financial goals of the Merger going forward.
Annual Incentive Compensation
Legacy CBTX Named Executive Officers
Legacy CBTX has historically awarded discretionary annual cash bonus awards after the end of each year based on an overall assessment of performance for the year in light of overall market conditions and the individual performance of the Named Executive Officers. Under the terms of his employment agreement, Mr. Franklin was entitled to receive a prorated cash bonus for performance during the period beginning January 1, 2022 and ending at the effective time of the Merger, with the amount determined by the Board consistent with Legacy CBTX’s historical past practices. Accordingly, the Board approved a cash bonus for Mr. Franklin in the amount of $600,000, which was paid to him in the fourth quarter of 2022. In making this determination, the Board considered (a) Legacy CBTX’s financial and operational performance through September 30, 2022 and (b) the significant effort required by Mr. Franklin to successfully consummate the Merger while successfully managing the ongoing business and operations of Legacy CBTX.
Based on Stellar’s and Mr. Franklin’s performance for the period beginning October 1, 2022 and ending December 31, 2022, the Board in February 2023 approved a bonus in the amount of $300,000, which was paid to Mr. Franklin in March 2023. In making this determination, the Board considered the full-year operational performance of Stellar/Legacy CBTX and Mr. Franklin’s extraordinary contributions to the integration of Legacy CBTX and Legacy Allegiance following the Merger.
In February 2023, the Compensation Committee approved a cash bonus for Mr. Jaggers in the amount of $500,000, based on Stellar’s/Legacy CBTX’s performance and Mr. Jagger’s individual performance for 2022. This bonus was paid to Mr. Jaggers in March 2023.
Legacy Allegiance Named Executive Officers
The 2022 cash incentive bonuses paid by Stellar to the Legacy Allegiance NEOs were comprised of three components: (a) a pre-Merger 2022 bonus, (b) a post-Merger 2022 bonus, and (c) a discretionary bonus. The pre-Merger 2022 bonus was determined as the amount payable under the Legacy Allegiance Annual Incentive Plan, prorated through the date immediately preceding the Merger date. For 2022, the Legacy Allegiance compensation committee adopted the following target cash incentive opportunities based on the performance metrics shown below:
Legacy Allegiance NEO	Legacy Allegiance 2022 Target Bonus Opportunity
Steven F. Retzloff	$162,756
Paul P. Egge	$137,230
Ramon A. Vitulli, III	$162,000
Performance Metric	Weight	Minimum (0%)	Target (100%)	Maximum (150%)	Legacy Allegiance Actual Results (as of date of Merger)
Pre-Tax Pre-Provision Return on Average Assets	25.00%	1.10%	1.35% to 1.45%	1.70%	1.52%
Return on Average Tangible Common Equity	50.00%	7.00%	11.50% to 13.50%	15.00%	15.33%
Ratio of Non-Performing Assets (excluding TDR) to Total Assets	12.50%	80 bps	40 to 30 bps	20 bps	32 bps
Ratio of Net Charge Offs to Average Loans	12.50%	30 bps	15 to 10 bps	5 bps	2 bps
Shortly before the completion of the Merger, the Legacy Allegiance Compensation Committee evaluated the progress of each of their executives toward the goals as of September 30, 2022 and estimated the full-year results. The Legacy Allegiance Compensation Committee determined that the annual incentive opportunity was earned at 134.75% of the opportunity for each of the Legacy Allegiance NEOs. Stellar reviewed, confirmed and accepted the results of the Legacy Allegiance analysis and assumed the obligation to pay the earned pre-Merger 2022 bonuses promptly following closing of the Merger.
The post-Merger 2022 bonus was calculated assuming full-year 2022 performance for each of the performance metrics above at the level achieved as of the date of the Merger. The full-year bonus amount determined pursuant to this calculation was then reduced by the amount of the pre-Merger bonus to determine the post-Merger 2022 bonus payable to each Legacy Allegiance NEO. In determining the amount of the post-Merger 2022 bonus, the Compensation Committee approved and added one-time discretionary bonuses for the Legacy Allegiance NEOs in the amount of $75,000 for Mr. Retzloff, $35,000 for Mr. Egge, and $50,000 for Mr. Vitulli. These discretionary bonuses were made in recognition of their extraordinary efforts in executing on the integration of Legacy CBTX and Legacy Allegiance, and to more closely align their total compensation with the competitive market data. The post-Merger 2022 and discretionary bonuses to the Legacy Allegiance NEOs were paid in March 2023.
The table below sets forth, for each Legacy Allegiance NEO, his (a) pre-Merger 2022 bonus, (b) post-Merger 2022 bonus, (c) discretionary bonus, and (d) full-year 2022 bonus (which is the sum of the applicable NEO’s pre-Merger 2022 bonus, post-Merger 2022 bonus and discretionary bonus). The full-year 2022 bonus for each Legacy Allegiance NEO is reported in the Summary Compensation Table because Stellar assumed the obligation to pay the pre-Merger 2022 bonuses following the Merger.
Legacy Allegiance NEO	Pre-Merger 2022 Bonus (a)(1)	Post-Merger 2022 Bonus (b)	Discretionary Bonus (c)	Full-Year 2022 Bonus (a) + (b) + (c)
Steven F. Retzloff	$164,485	$61,875	$75,000	$301,360
Paul P. Egge	$138,688	$50,000	$35,000	$223,688
Ramon A. Vitulli, III	$163,721	$67,500	$50,000	$281,221

(1)
The Legacy Allegiance Compensation Committee estimated the full-year results to determine the amount earned. Payment of those amounts was made by Stellar following the completion of the Merger and, as a result, is also reflected in the Summary Compensation Table.

Long-Term Equity Incentive Compensation
Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to reward performance in executive roles and to align more closely the interests of our executives with those of our shareholders. It is a variable equity element that provides an emphasis on long-term performance goals, common stock price performance, ongoing improvement and continuity of performance. Under the relevant shareholders-approved plans, the Compensation Committee may grant non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. The Compensation Committee’s approach has been to provide annual awards of long-term equity incentive compensation to our executives and other employees through grants of restricted stock and performance shares. We believe the level of long-term equity incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Compensation Committee considers long-term incentive compensation for executive officers at comparable financial institutions within the context of the competitive market data.
2022 Annual Restricted Stock Awards
Legacy CBTX granted the following restricted stock awards to the Messrs. Franklin, Pigott, and Jaggers in February 2022 in recognition of individual performance in 2021. These restricted stock awards were scheduled to vest in approximately equal installments on February 1, 2023, 2024 and 2025, subject to the holder’s continued employment through such vesting dates; however, pursuant to the terms of these restricted stock awards, vesting accelerated in full upon consummation of the Merger.
Name	Restricted Shares
Robert R. Franklin, Jr.	2,679
Robert T. Pigott, Jr.	502
Travis Jaggers	1,172
One-Time Merger-Related Awards
Following the Merger, the Compensation Committee issued special, one-time equity awards to each of our Named Executive Officers, other than Mr. Pigott and Mr. Jaggers, under the 2022 Plan. The equity awards granted to Mr. Franklin and Mr. Retzloff were comprised of 50% performance-based restricted stock awards (“PSAs”) and 50% time-based restricted stock awards (“RSAs”). The equity awards granted to Messrs. Egge and Vitulli were 100% RSAs.
On October 21, 2022, Mr. Franklin and Mr. Retzloff each received PSAs covering a target number of 13,265 and 11,311, performance shares, respectively. The performance shares are 100% performance-based and between 0% and 300% of the target number of performance shares covered by these PSAs will cliff vest on December 31, 2023, with the number of performance shares earned determined based on level of achievement with respect to the specified performance goals.
	Number of Earned Performance Shares (Based on Performance)
Name	Threshold (50% of Target No. of Performance Shares)	Target (100% of Target No. of Performance Shares)	Maximum Amount (100% of Target No. of Performance Shares)
Robert R. Franklin, Jr	6,632	13,265	39,794
Steven F. Retzloff	5,655	11,311	33,933
The Compensation Committee established the three performance metrics and targets set forth in the table below with respect to the PSAs granted to Mr. Franklin and Mr. Retzloff. The number of performance shares earned under these PSAs is determined based on the highest payout achieved with respect to any one of the three performance metrics, provided that if Stellar’s total shareholder return is negative for the performance period that began November 1, 2021 and ends December 31, 2023, the number of earned performance shares cannot exceed 100% of the target number of performance shares:
Performance Metric	Applicable Performance Period	Number of Earned Performance Shares (% of Target No. of Performance Shares)(1)
Stellar Total Shareholder Return (“TSR”) relative to Average TSR of S&P U.S. SmallCap Bank Index (“Peer Group Avg. TSR”)(2)	November 1, 2021 through December 31, 2023
—
0% if Stellar’s TSR is less than 15% higher than Peer Group Avg. TSR

—
50% if Stellar TSR is at least 15% higher, but less than 20% higher than Peer Group Avg. TSR

—
100% if Stellar TSR is at least 20% higher, but less than 25% higher than Peer Group Avg. TSR

—
200% if Stellar TSR is at least 25% higher, but less than 30% higher than Peer Group Avg. TSR

—
300% if Stellar TSR is at least 30% higher than Peer Group Avg. TSR

Stellar’s Relative Return on Average Tangible Common Equity (ROATCE) Relative to Companies in S&P U.S. SmallCap Bank Index (Peer Companies)(3)	Two (2)-consecutive-fiscal-quarter period that ends on December 31, 2023	— 0% if Stellar’s ROACTE ranks below the 25th percentile of Peer Companies — 50% if Stellar’s ROACTE ranks at or above the 25th percentile, but below 50th

Performance Metric	Applicable Performance Period	Number of Earned Performance Shares (% of Target No. of Performance Shares)(1)
percentile of Peer Companies — 100% if Stellar’s ROACTE ranks at or above the 50th percentile, but below 75th percentile of Peer Companies
— 200% if Stellar’s ROACTE ranks at or above the 75th percentile, but below 90th percentile of Peer Companies — 300% if Stellar’s ROACTE ranks at or above the 90th percentile of Peer Companies
Stellar’s Efficiency Ratio relative to Efficiency Ratio of Peer Companies(4)	Two (2)-consecutive-fiscal-quarter period that ends on December 31, 2023
—
0% if Stellar’s Efficiency Ratio ranks below the 25th percentile of Peer Companies

—
50% if Stellar’s Efficiency Ratio ranks at or above the 25th percentile, but below 50th percentile of Peer Companies

—
100% if Stellar’s Efficiency Ratio ranks at or above the 50th percentile, but below 75th percentile of Peer Companies

—
200% if Stellar’s Efficiency Ratio ranks at or above the 75th percentile, but below 90th percentile of Peer Companies

—
300% if Stellar’s Efficiency Ratio ranks at or above the 90th percentile of Peer Companies

(1)
Straight-line interpolation is used to determined number of earned performance shares if performance is achieved between any performance level.

(2)
TSR for Stellar is determined using the average closing price for the twenty (20) trading days ending on (a) the last trading day before November 1, 2021, and (b) December 31, 2023. In addition, dividends are treated as reinvested in Steller or the S&P U.S. SmallCap Bank Index (as applicable) at the end of each calendar quarter.

(3)
ROATCE is calculated by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Stellar’s and each Peer Company’s ROATCE is determined by reference to their respective publicly filed financial statements averaged over the two applicable fiscal quarters. The ROATCE for Stellar will be adjusted to exclude M&A expenses and non-recurring items as approved by the Compensation Committee.

(4)
Efficiency Ratio is calculated by dividing (a) non-interest expense (GAAP) by (y) the sum of net interest income (GAAP) and non-interest income (GAAP). Stellar’s and each Peer Company’s Efficiency Ratio is determined by the Compensation Committee in its sole discretion by reference to their respective publicly filed financial statements for each of the two applicable fiscal quarters.

If Mr. Franklin is terminated without “cause” or resigns for “good reason” (as those terms are defined in his employment agreements), Mr. Franklin will be deemed to have satisfied the service-based vesting condition applicable to his PSA and will vest in the number of performance shares earned based on actual performance, as measured as of December 31, 2023 (i.e., the last day of the performance period).
If a change of control (as defined in the 2022 Plan) occurs, performance will be measured as of the date that is ten business days immediately preceding the date of such change of control, with the number of performance shares earned by Mr. Franklin or Mr. Retzloff, as applicable, determined based on performance as of such date.
The RSAs granted to Messrs. Franklin, Retzloff, Egge and Vitulli will vest one-third on each of the first, second and third anniversaries of the Merger date, generally subject to their continuing employment or service through each applicable vesting date. The table below sets forth the number of RSAs granted by Stellar to the aforementioned NEOs following completion of the Merger:
Name	No. of Time-Vested Restricted Shares
Robert R. Franklin, Jr.	13,265
Steven F. Retzloff	11,311
Paul P. Egge	18,632
Ramon A. Vitulli, III	22,211
If Mr. Franklin is terminated without “cause” or resigns for “good reason” (as those terms are defined in his employment agreement), Mr. Franklin will be fully vested in his RSAs. For the other NEOs, if the NEO is terminated other than for cause, death or disability (as defined in the applicable NEO’s employment agreement), the NEO will be immediately vested in the next scheduled vesting tranche.
Executive Benefits
We provide our executive officers with benefits in amounts that we believe are reasonable, competitive and consistent with our executive compensation program. We believe such benefits help us to attract, motivate and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life, disability, medical, dental and vision insurance to all of our employees, including our NEOs. We also maintain retirement benefit programs that are discussed in detail below in the section entitled “Retirement Benefits.”
Perquisites
We provide our executive officers with only limited perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the NEOs, we provide a company automobile or an automobile allowance and reimbursement of country club dues and cellular phone expenses.
Employment Agreements
In anticipation of and in connection with the Merger, on March 17, 2022, Legacy CBTX and CommunityBank entered into a new employment agreement with Robert R. Franklin, Jr. (the “Franklin employment agreement”), that became effective at the effective time of the Merger. Until the effective time of the Merger, Mr. Franklin’s employment with Legacy CBTX and CommunityBank was governed by the terms of his amended and restated employment agreement dated October 28, 2017 (the “prior Franklin employment agreement”). At the effective time of the Merger, the Franklin employment agreement superseded and replaced the prior Franklin employment agreement.
Similarly, in anticipation of and in connection with the Merger, on August 26, 2022, CommunityBank entered into a new employment agreement with Travis Jaggers (the “Jaggers employment agreement”) that became effective at the effective time of the Merger. Until the effective time of the Merger, Mr. Jaggers’ employment with CommunityBank was governed by the terms of his amended and restated employment agreement, dated January 4, 2016 (the “prior Jaggers employment agreement”). At the effective time of the Merger, the Jaggers employment agreement superseded and replaced the prior Jaggers employment agreement.
Legacy Allegiance entered into employment agreements with Messrs. Retzloff, Egge and Vitulli on March 17, 2022, which were assumed by Stellar upon consummation of the Merger.
We believe that employment agreements foster retention and succession planning, provided for competitive terms and condition of employment, and protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. Employment agreements also provide for severance pay in the event of the involuntary termination of the NEO’s employment without cause (or, where applicable, termination for good reason), which allows our NEOs to remain focused on Stellar’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.
The keys terms of each of these employment agreements are summarized as follows:
Mr. Franklin
Term	The period beginning at the effective time of the Merger and ending on the third anniversary of the effective time of the Merger, subject to successive one-year renewals unless either party gives the other notice of non-renewal at least 60 days before the expiration of the then-applicable term.
Base Salary	$645,000 per year (minimum)
Target Annual Bonus Opportunity	85% of base salary
Target Annual Equity Award	125% of base salary
Severance (upon termination without “cause”, resignation for “good reason”, disability or non-renewal)
•
A lump sum cash amount equal to the greater of $1.5 million or two times Mr. Franklin’s base salary;

•
Payment of the incentive bonus, if any, that Mr. Franklin would have earned for the calendar year in which the date of termination of his employment occurs based on achievement of the applicable performance goals for such year at target, prorated based on Mr. Franklin’s termination date;

•
A lump sum payment in cash in an amount equal to eighteen (18) months of the full monthly COBRA cost of premiums; and

•
Mr. Franklin will be deemed to have satisfied all service-based vesting conditions with respect to (a) the PSAs and RSAs granted on October 21, 2022, and (b) any unvested and outstanding equity awards on his termination date that were granted more than one year before his termination date.

Mr. Franklin’s vested performance-based equity awards (including any such performance-based equity awards that vest in connection with Mr. Franklin’s termination) will remain outstanding and will be earned or forfeited by Mr. Franklin based on actual performance through the end of the applicable performance period.

The foregoing severance benefits are subject to Mr. Franklin’s execution of a separation and release agreement in a customary form prescribed by Stellar and Mr. Franklin’s compliance with the restrictive covenants of the Franklin employment agreement.
If Mr. Franklin’s termination of employment entitles him to severance payments and benefits under the Stellar Change of Control Severance Plan, then any severance payments or benefits payable under the Stellar Change of Control Severance Plan will be reduced by the amounts payable as severance under the Franklin employment agreement.

Non-competition	For the term of his employment and for two years thereafter, Mr. Franklin is subject to a non-competition restrictive covenant that applies within a fifty (50) mile radius of any combined bank office, branch, loan production office, or deposit production office that existed at any time during the noncompete period or exists as of the date of Mr. Franklin’s termination of employment.
Non-solicitation	Mr. Franklin is subject to a customer non-solicitation agreement and an employee non-solicitation agreement that runs during the term of his employment and for two years thereafter.
Confidentiality	Perpetual
Mr. Retzloff
Term	The period beginning at the effective time of the Merger and ending on the second anniversary of the effective time of the Merger.
Base Salary	$550,000 per year (minimum)
Target Annual Bonus Opportunity	45% of base salary
Target Annual Equity Award	50% of base salary
Severance (upon termination without “cause” or resignation for “good reason”)
•
A lump sum cash amount equal to two times base salary;

•
Payment of the incentive bonus, if any, that executive would have earned for the calendar year in which the date of termination of his employment occurs based on achievement of the applicable performance goals for such year at target, prorated based on executive’s termination date; and

•
A lump sum payment in cash in an amount equal to eighteen (18) months of the full monthly COBRA cost of premiums.

The foregoing severance benefits are subject to executive’s execution of a separation and release agreement in a customary form prescribed by Stellar and executive’s compliance with the restrictive covenants in the employment agreement.
If executive’s termination of employment entitles him to severance payments and benefits under the Stellar Change of Control Severance Plan, then any severance payments or benefits payable under the Stellar Change of Control Severance Plan will be reduced by the amounts payable as severance under the employment agreement.

Non-competition	For the two-year period following the Merger, executive is subject to a non-competition restrictive covenant that applies within a fifty (50) mile radius of any combined bank office, branch, loan production office, or deposit production office that existed at any time during the noncompete period or exists as of the date of executive’s termination of employment.

Non-solicitation	Executive is subject to a customer non-solicitation agreement and an employee non-solicitation agreement that runs until the later of the second anniversary of the Merger or the first anniversary of executive’s termination of employment.
Confidentiality	Perpetual
Mr. Egge
Term	The period beginning at the effective time of the Merger and ending on the second anniversary of the effective time of the Merger.
Base Salary	$470,000 per year (minimum)
Target Annual Bonus Opportunity	42.55% of base salary
Target Annual Equity Award	44.68% of base salary
Severance (upon termination without “cause” or resignation for “good reason”)
•
A lump sum cash amount equal to two times base salary;

•
Payment of the incentive bonus, if any, that executive would have earned for the calendar year in which the date of termination of his employment occurs based on achievement of the applicable performance goals for such year at target, prorated based on executive’s termination date; and

•
A lump sum payment in cash in an amount equal to eighteen (18) months of the full monthly COBRA cost of premiums.

The foregoing severance benefits are subject to executive’s execution of a separation and release agreement in a customary form prescribed by Stellar and executive’s compliance with the restrictive covenants in the employment agreement.
If executive’s termination of employment entitles him to severance payments and benefits under the Stellar Change of Control Severance Plan, then any severance payments or benefits payable under the Stellar Change of Control Severance Plan will be reduced by the amounts payable as severance under the employment agreement.

Non-competition	For the two-year period following the Merger, executive is subject to a non-competition restrictive covenant that applies within a fifty (50) mile radius of any combined bank office, branch, loan production office, or deposit production office that existed at any time during the noncompete period or exists as of the date of executive’s termination of employment.
Non-solicitation	Executive is subject to a customer non-solicitation agreement and an employee non-solicitation agreement that runs until the later of the second anniversary of the Merger or the first anniversary of executive’s termination of employment.
Confidentiality	Perpetual

Mr. Vitulli
Term	The period beginning at the effective time of the Merger and ending on the second anniversary of the effective time of the Merger.
Base Salary	$540,000 per year (minimum)
Target Annual Bonus Opportunity	50% of base salary
Target Annual Equity Award	60% of base salary
Severance (upon termination without “cause” or resignation for “good reason”)
•
A lump sum cash amount equal to two times base salary;

•
Payment of the incentive bonus, if any, that executive would have earned for the calendar year in which the date of termination of his employment occurs based on achievement of the applicable performance goals for such year at target, prorated based on executive’s termination date; and

•
A lump sum payment in cash in an amount equal to eighteen (18) months of the full monthly COBRA cost of premiums.

The foregoing severance benefits are subject to executive’s execution of a separation and release agreement in a customary form prescribed by Stellar and executive’s compliance with the restrictive covenants in the employment agreement.
If executive’s termination of employment entitles him to severance payments and benefits under the Stellar Change of Control Severance Plan, then any severance payments or benefits payable under the Stellar Change of Control Severance Plan will be reduced by the amounts payable as severance under the employment agreement.

Non-competition	For the two-year period following the Merger, executive is subject to a non-competition restrictive covenant that applies within a fifty (50) mile radius of any combined bank office, branch, loan production office, or deposit production office that existed at any time during the noncompete period or exists as of the date of executive’s termination of employment.
Non-solicitation	Executive is subject to a customer non-solicitation agreement and an employee non-solicitation agreement that runs until the later of the second anniversary of the Merger or the first anniversary of executive’s termination of employment.
Confidentiality	Perpetual

Mr. Jaggers
Term	The period beginning at the effective time of the Merger and ending on December 31, 2023.
Base Salary	$375,000 per year (minimum)
Annual Bonus	At the discretion of the Compensation Committee
Annual Equity Award	At the discretion of the Compensation Committee
Severance (upon termination without “cause” or resignation for “good reason”)	A lump sum cash amount equal to one times base salary.
Non-competition
For the non-compete term (defined below), executive is subject to a non-competition restrictive covenant that applies within a one hundred (100) mile radius of any facility owned/operated by Stellar Bank during the twelve (12) months preceding termination date, and covers any business conducted by Stellar Bank related to community banking and/or financial activities at any time in twelve (12) months preceding employment termination or that Stellar Bank has places to engage in at the time of employment termination.
The “non-compete term” is the term of employment plus the ninety-day period following termination (or one-year period following termination if termination occurs during 180-day period following a change of control); provided, however, that the non-compete term will terminate if executive is terminated without cause or resigns for good reason.

Non-solicitation	Executive is subject to a customer non-solicitation agreement and an employee non-solicitation agreement that runs during the noncompete term.
Confidentiality	Perpetual
Pigott Change in Control Severance Agreement
On March 17, 2022, in anticipation of the Merger, Legacy CBTX entered into a Change in Control Severance Agreement with Robert T. Pigott, Jr. (the “Pigott CIC severance agreement”). The Pigott CIC severance agreement provided for severance compensation in the event that Mr. Pigott’s employment terminated without cause (as defined in the Pigott CIC severance agreement), Mr. Pigott resigned for good reason (as defined in the Pigott CIC severance agreement), or Mr. Pigott’s employment ended due to his death or disability, in each case at any time during the period that begins on the date of the agreement and ends eighteen (18) months following the effective time of the Merger. The severance compensation provided to Mr. Pigott following a qualifying termination is as follows: (i) a cash severance payment in the amount equal to $960,000; (ii) a lump sum payment of Mr. Pigott’s pro-rated annual bonus for the year of termination, with the amount determined based on actual performance for the year of termination; (iii) accelerated vesting of all outstanding equity awards, assuming for this purpose target-level performance for any performance-based equity awards; (iv) a lump sum payment in cash equal to twenty-four (24) times the full monthly cost of premiums Mr. Pigott would pay in the first calendar month immediately following the calendar month that includes his date of termination if he timely elected to continue such coverage under COBRA; and (v) termination of Mr. Pigott’s non-competition agreement (as set forth in Mr. Pigott’s employment agreement with Legacy CBTX) upon the date of his qualifying termination. Severance payable to Mr. Pigott under the Pigott CIC severance agreement was (x) in lieu of and not in addition to any severance payable to Mr. Pigott under his employment agreement with Legacy CBTX, and (y) subject to Mr. Pigott’s execution and non-revocation of a release and waiver of claims and his compliance with the applicable restrictive covenants.

Mr. Pigott’s CIC severance agreement also included a non-solicit agreement, a non-disparagement agreement, and other customary restrictive covenants. The non-solicit agreement runs from the effective time of the Merger through the date that is one (1) year after the date of Mr. Pigott’s termination of employment.
On November 10, 2022, Mr. Pigott resigned from Stellar under circumstances entitling him to the severance payments and benefits under the Pigott CIC Severance Agreement.
Franklin and Jaggers Holdback Bonus Arrangements
The amount equal to twenty-five percent of the annual bonuses earned by Messrs. Franklin and Jaggers for 2019 and 2020 performance was held back by Legacy CBTX (the “holdback bonuses”) and made payable (plus interest at the rate of 4% per year from January 1 of the calendar year immediately following the calendar year for which the discretionary bonuses were earned) in June 15, 2022. As a result, Messrs. Franklin and Jaggers received payment of their holdback bonuses (plus accrued interest) in the aggregate amounts of $277,796 and $217,950, respectively. For the period beginning January 1, 2022, and ending June 15, 2022, Messrs. Franklin and Jaggers were credited with interest on their holdback bonuses in the amount of $5,023 and $3,941, respectively.
Stellar Bancorp, Inc. Change in Control Severance Plan
Upon consummation of the Merger, Stellar assumed the Legacy Allegiance Change in Control Severance Plan and renamed it the Stellar Bancorp, Inc. Change in Control Severance Plan (the “CIC Severance Plan”). The CIC Severance Plan promotes retention of qualified employees and a stable work environment, and provides economic security to eligible employees, including certain of our Named Executive Officers, in the event of certain terminations of employment in connection with a change in control. We believe that it is in the best interest of our shareholders to encourage these employees to remain with Stellar up to and through the consummation of such strategic acquisition in order to ensure a stable management team through the consummation of such transaction. If an involuntary termination of employment (other than for death, disability or “cause”) or a resignation by the eligible employee for “good reason” occurs three months prior to the consummation of a change in control or within 18 months following such change in control, the Named Executive Officer will be entitled to (a) a payment equal to a multiple (the “severance multiple”) of the sum of (i) the Named Executive Officer’s annual base salary and (ii) the Named Executive Officer’s target bonus, (b) a payment equal to a pro-rata portion of the Named Executive Officer’s target bonus for the year in which the termination occurs, and (c) a payment equal to 18 times Stellar’s monthly contribution to the cost of medical, dental and vision coverage for the Named Executive Officer and his or her dependents. The Named Executive Officer will also be entitled to outplacement services not to exceed $25,000. Mr. Franklin was added as participant under the CIC Severance Plan upon consummation of the Merger and give a 3.0 severance multiple. Messrs. Retzloff, Egge, and Vitulli also participate in the CIC Severance Plan, each with a 2.0 severance multiple. Mr. Jaggers is not a participant in the CIC Severance Plan.
Franklin 2017 Salary Continuation Agreement
In October 2017, Legacy CBTX entered into a salary continuation agreement (the “SERP”) with Mr. Franklin. Under the SERP, Mr. Franklin was to receive an annual payment of $200,000 per year for ten years commencing at age 70 (the “Normal Retirement Benefit”). The SERP provided for a lump-sum cash benefit (in lieu of any other SERP benefit) — in the amount equal to the amount accrued by Legacy CBTX in respect of the SERP — payable immediately after a change in control (as defined in the SERP, and which included the consummation of the Merger). Accordingly, upon consummation of the Merger, Mr. Franklin received a lump sum payment of $1,089,246, which was the amount accrued by Legacy CBTX in respect of its obligations under the SERP as of the date of the Merger. In connection with the closing of the Merger, Legacy CBTX’s Compensation Committee also approved payment to Mr. Franklin of an additional $425,333, which when added to the $1,089,246 paid under the SERP following the Merger, fully funded his expected future benefit under the SERP (i.e., $200,000 per year beginning at age 70) assuming a 4% discount rate. The SERP terminated effective at the effective time of the Merger. For the period beginning

January 1, 2022, and ending September 30, 2022, CommunityBank accrued a liability of $164,468 in respect of its obligations under the SERP.
Retirement Benefits
We maintain additional compensatory arrangements as part of our executive compensation program that are intended to provide payments to certain of our employees, including the NEOs, upon their resignation or retirement. These include our 401(k) Plan as well as a similar plan for Legacy Allegiance employees. The purpose of these plans is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success.
We make a matching contribution of up to 6% of eligible compensation for participants in the 401(k) Plan.
Prohibition on Hedging and Restrictions on Pledging
Our executive officers, directors and certain other employees are required to receive pre-clearance approval under our Insider Trading Policy, prior to entering into any transactions in our securities, subject to certain limited exceptions, and may only trade during open trading windows. Employees who are subject to trading restrictions may enter into a trading plan under Rule 10b5-1 under the Exchange Act in compliance with applicable law and the terms of our Insider Trading Policy. Executive officers are prohibited from, among other things, entering into hedging, short sale, option and other derivative transactions involving our securities and any pledge of our securities as collateral for a loan may only be made if the value of the assets, including the securities, securing the loan is at least 250% of the outstanding loan balance at all times. Any pledge of securities must be pre-approved by the under the terms of the Insider Trading Policy.
Risk Management Considerations
The Compensation Committee reviews the risks and rewards associated with our compensation program. The Compensation Committee designs our compensation program with features that mitigate risk without diminishing the incentive nature of the compensation. The Committee believes that our compensation program encourages and rewards prudent business judgment and appropriate risk-taking over the long term. We believe our incentive compensation plans and policies include terms designed to mitigate any potential material risks created by the performance-based metrics used in the incentive compensation plans.
Together, the features of our executive compensation program are intended to:
•
Ensure that our compensation opportunities do not encourage excessive risk taking; and

•
Focus our executive officers on managing Stellar towards creating long-term, sustainable value for our stockholders.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of the Company. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
Michael A. Havard (Chairperson)
Jon-Al Duplantier
Fred S. Robertson
John El Williams, Jr.

EXECUTIVE COMPENSATION PAYMENTS AND AWARDS
Summary Compensation Table
The following table sets forth information regarding the compensation paid to each of our Named Executive Officers for the fiscal years indicated. The title shown for each Named Executive Officer reflects his or her position as of the last day of 2022. Except as set forth in the notes to the table, all cash compensation for each of our Named Executive Officers was paid by the Bank.
Name and Position	Year	Salary(3)	Bonus(4)	Stock Awards(5)	Non-equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings	All Other Compensation(8)	Total
Robert R. Franklin, Jr. Chief Executive Officer	2022	$573,750	$900,000	$1,391,086	—	$5,023(7)	$620,747(a)	$3,492,506
	2021	$550,000	$800,000	$78,843	—	—	$319,099	$1,747,942
	2020	$550,000	$600,000	$59,948	—	—	$264,144	$1,474,092
Paul Egge(1) Senior Executive Vice President and Chief Financial Officer	2022	$117,500	$35,000	$611,875	$188,688	—	$11,521(b)	$964,584
Robert T. Pigott, Jr. Former Senior Executive Vice President and Chief Financial Officer	2022	$327,059	—	$14,990	—	—	$1,047,808(c)	$1,389,856
	2021	$327,059	$150,000	$14,774	—	—	$27,717	$519,550
	2020	$327,059	$150,000	$14,987	—	—	$26,240	$518,286
Steven F. Retzloff(1) Executive Chairman	2022	$137,500	$75,000	$1,117,979	$164,485	—	$10,458(d)	$1,567,297
Ramon A. Vitulli, III(1) President	2022	$135,000	$50,000	$729,409	$231,221	—	$19,987(e)	$1,165,617
Travis Jaggers(2) President of Stellar Bank	2022	$348,631	$500,000	$34,996	—	$3,941(7)	$28,201(f)	$917,113

(1)
Messrs. Egge, Retzloff and Vitulli joined the Company from Allegiance at the effective time of the Merger.

(2)
Mr. Jaggers was not a Named Executive Officer for 2021 or 2020.

(3)
The amounts shown in this column represent salaries earned during the fiscal year shown. For Messrs. Egge, Retzloff and Vitulli, the amounts shown represent their salaries for the period beginning October 1, 2022, which was the date of the effective time of the Merger.

(4)
For 2022, the amount shown was awarded as a discretionary cash bonus paid in March 2023 for such officer’s exceptional personal performance in 2022 in connection with integrating CBTX and Allegiance.

(5)
The amounts shown in the column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the aggregate grant date fair value of the Restricted Stock Awards (“RSAs”) and Performance Share Awards (“PSAs”) granted in the year indicated computed in accordance with ASC Topic 718. The grant date fair value (which is sometimes referred to herein as the “accounting value”) is used to recognize the accounting expense for long-term equity awards. For 2022, the amounts shown include the grant date fair value of the PSAs awarded in November 2022 to Messrs. Franklin and Retzloff. The grant date fair value of the PSAs was determined by an outside professional valuation consultant to be $22.00 per share, and represents the estimate of the most probable aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 15 of the Notes to Consolidated Financial Statements

in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts shown in this column for Messrs. Franklin, Pigott and Jaggers represent stock awards granted to them during 2022. The amounts shown in this column for Messrs. Egge, Retzloff and Vitulli represent stock awards granted to them on or after October 1, 2022.
(6)
The amounts shown in this column reflect the amounts paid to the applicable Named Executive Officers under the Allegiance Annual Incentive Plan based on 2022 performance. A prorated bonus was paid under the Allegiance Annual Incentive Plan following closing of the Merger, and the balance was paid in March 2023 based on final full-year results.

(7)
The amount shown for Messrs. Franklin and Jaggers reflects earnings credited at the rate of 4% on their bonus holdback amounts for the period that began January 1, 2022, and ended on June 15, 2022.

(8)
The amounts shown as “All Other Compensation” for 2022 for each Named Executive Officer are comprised of the following:

(a)
For Mr. Franklin: (i) $18,300 in matching contributions to the Company’s 401(k) plan, (ii) a payment in the amount of $425,333 on October 1, 2022, to fully fund his expected future benefit under his 2017 Salary Continuation Agreement, (iii) $164,468 in Company accruals under his 2017 Salary Continuation Agreement, (iv) $1,464 in respect of a company car, (v) $8,291 in reimbursement of country club dues, and (vi) $4,791 in split-dollar life insurance premiums.

(b)
For Mr. Egge: (i) $1,500 in matching contributions to the Allegiance 401(k) plan for the period that began on October 1, 2022, (ii) $9,458 in profit sharing contributions to the Allegiance 401(k) plan, and (iii) $563 in reimbursement of country club dues.

(c)
For Mr. Pigott: (i) $9,559 in matching contributions to the Company’s 401(k) plan, (ii) $1,046,806 in severance, and (iii) $1,002 in reimbursement of cell phone costs.

(d)
For Mr. Retzloff: (i) $1,000 in matching contributions to the Allegiance 401(k) plan for the period that began on October 1, 2022, and (ii) $9,458 in profit sharing contributions to the Allegiance 401(k) plan.

(e)
For Mr. Vitulli: (i) $413 in matching contributions to the Allegiance 401(k) plan for the period that began on October 1, 2022, (ii) $9,458 in profit sharing contributions to the Allegiance 401(k) plan, and (iii) $10,116 in reimbursement of country club dues.

(f)
For Mr. Jaggers: (i) $18,300 in matching contributions to the Company’s 401(k) plan, (ii) $9,786 in reimbursement of country club dues, and (iii) $1,459 in reimbursement of cell phone costs.

Grants of Plan-Based Awards for 2022
The following two tables set forth information relating to grants of plan-based awards to the Named Executive Officers during 2022 and the RSAs and PSAs held by the Named Executive Officers as of December 31, 2022. All non-equity incentive plan awards were made under the Allegiance Annual Incentive Plan as it was in effect during 2022, and all awards of RSAs and PSAs were made under the 2022 Plan (defined below).
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock(3)	Grant Date Fair Value Of Stock and Option Awards(4)
Name	Award Type	Grant Date	Target	Maximum	Target	Maximum
Robert R. Franklin, Jr.	Restricted Stock Award	2/1/2022	—	—	—	—	2,269	$79,995
	Restricted Stock Award	10/21/2022	—	—	—	—	13,265	$435,623
	Performance Share Award	10/21/2022	—	—	13,265	39,794	13,265	$875,469
Paul P. Egge	Annual Incentive	—	137,230	205,845	—	—	—	—
	Restricted Stock Award	10/21/2022	—	—	—	—	18,632	$611,875
Robert T. Pigott, Jr.	Restricted Stock Award	2/1/2022	—	—	—	—	502	$14,990
Steven F. Retzloff	Annual Incentive	—	162,756	244,134	—	—	—	—
	Restricted Stock Award	10/21/2022	—	—	—	—	11,311	$371,453
	Performance Share Award	10/21/2022	—	—	11,311	33,933	—	$746,526
Ramon A. Vitulli, III	Annual Incentive	—	162,000(1)	243,000	—	—	—	—
	Restricted Stock Award	10/21/2022	—	—	—	—	22,211	$729,409
Travis Jaggers	Restricted Stock Award	2/1/2022	—	—	—	—	1,172	$34,996

(1)
The Allegiance Annual Incentive Plan provides a cash payout based on performance. The amounts disclosed in these columns reflect the target and maximum annual cash incentive opportunities for Named Executive Officers for 2022. The amount of the annual cash incentive opportunity depends on the base salary of the Named Executive Officer for the year. Threshold performance results in a 0% payout, target performance results in a payout at 100% of target and the maximum payout is 150% of the target. Linear interpolation is used to determine the applicable payout amount between threshold and target and between target and maximum.

(2)
Amounts disclosed in these columns reflect the potential target and maximum number of shares covered by the PSAs granted in November 2022 to the applicable Named Executive Officers.

(3)
Amounts disclosed in this column reflect the number of shares covered by RSAs granted to our Named Executive Officers in 2022.

(4)
The amounts shown in the column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the aggregate grant date fair value of the RSAs and PSAs granted in the year indicated computed in accordance with ASC Topic 718. The grant date fair value (which is sometimes referred to herein as the “accounting value”) is used to recognize the accounting expense for long-term equity awards. For 2022, the amounts shown include the grant date fair value of the PSAs awarded in November 2022 to Messrs. Franklin and Retzloff. The grant date fair value of the PSAs was $22.00 per share, which was determined by an outside professional valuation consultant to be the estimate of the most probable aggregate compensation cost to be recognized over the requisite service period determined as the grant date of the PSAs under ASC Topic 718, calculated using a Monte-Carlo simulation model. For a discussion of the assumptions made in the valuations reflected in this column, see Note 15 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2022.
	Stock Awards
Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
Robert R. Franklin, Jr.	13,265(2)	$390,787	13,265(3)	$500,195(4)
Paul P. Egge	18,632(2)	$548,899	—	—
Steven F. Retzloff	11,311(2)	$333,453	11,311(3)	$426,524(4)
Ramon A. Vitulli, III	22,211(2)	$654,336	—	—

(1)
Based on the closing price of $29.46 per share of the Company’s common stock on December 31, 2022.

(2)
Amounts disclosed reflect the number of unvested shares covered by RSAs granted on October 21, 2022. One-third of the shares covered by these RSAs will vest on each of October 1, 2023, October 1, 2024, and October 1, 2025, generally subject to such Named Executive Officer’s continued service with us on each such vesting date.

(3)
Amounts disclosed reflect the target number of shares covered by the PSAs granted on October 21, 2022. Between 0% and 300% of the target number of shares covered by the PSAs will vest on December 31, 2023, generally subject to the applicable Named Executive Officer’s continued service with us on such date. The number of shares earned will be determined after December 31, 2023, based on our performance relative to pre-established TSR, ROATCE, and Relative Efficiency Ratio Performance metrics, provided that the maximum number of shares will be 100% of the target number if our TSR is negative for the period that began November 4, 2021, and ends December 31, 2023.

(4)
Amount reflects estimated PSA achievement based on performance status as of December 31, 2022 (128% of target) based on the closing price of $29.46 per share of the Company’s common stock on December 31, 2022. The actual number of shares that may be earned, if at all, is contingent upon the achievement of pre-established performance metrics over performance period ending December 31, 2023. The number of shares that may be earned is between 0% and 300% of the target number of shares.

Stock Vested
The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2022 for the Named Executive Officers.
	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Robert R. Franklin, Jr.	13,994	$409,325
Paul P. Egge	—	—
Robert T. Pigott, Jr.	3,830	$112,028
Steven F. Retzloff	—	—
Ramon A. Vitulli, III	—	—
Travis Jaggers	5,884	$172,107

(1)
Calculated by multiplying the closing price of the common stock on the date of vesting by the number of shares of restricted stock acquired upon vesting. For each Named Executive Officer, the amount reported is the aggregate of shares vesting from multiple grants of restricted stock.

2022 Omnibus Incentive Plan
In 2022, we adopted the CBTX, Inc. 2022 Omnibus Incentive Plan. The purpose of the 2022 Plan is to provide an additional incentive to selected officers, employees, non-employee directors and consultants of the combined company and its subsidiaries whose contributions are essential to the growth and success of the combined company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the combined company. The Company’s Board of Directors believes that equity awards are necessary for the combined company to remain competitive and are essential to recruiting and retaining highly qualified employees. The 2022 Plan provides that the Company may grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock bonuses, other stock-based awards, cash awards, performance awards or any combination of the foregoing. The maximum number of shares of the Company’s common stock that is available for issuance under the 2022 Plan is 2,000,000.
Nonqualified Deferred Compensation
The following table provides information regarding contributions and distributions under nonqualified deferred compensation plans during 2022.
Name	Balance/ Amount Accrued as of January 1, 2022	Company Contributions/ Accruals During 2022	Aggregate Earnings (Losses) During 2022	Aggregate Withdrawals/ Distributions During 2022	Aggregate Balance as of December 31, 2022
Robert R. Franklin, Jr. 2017 Salary Continuation Agreement Holdback Bonus Arrangement
	$924,778	$164,468(1)	—	$1,089,246	—
	$272,772	—	$5,023(2)	$277,795	—
Travis Jaggers Holdback Bonus Arrangement
	$214,009	—	$3,941(2)	$217,950	—

(1)
The amount shown reflects the amount accrued by CommunityBank in respect of Mr. Franklin’s 2017 Salary Continuation Agreement for the period beginning January 1, 2022, and ending September 30, 2022.

(2)
The amount shown reflects earnings on holdback bonus amounts credited at the annualized rate of 4% for the period beginning January 1, 2022, and ending September 30, 2022.

Potential Payments upon Termination or Change of Control
Upon termination of a Named Executive Officer’s employment with the Company, or upon a change in control, the Company maintains certain arrangements, plans and programs pursuant to which Named Executive Officers are eligible to receive cash severance, equity vesting and other benefits.
Treatment of Equity Awards upon Termination of Employment
Restricted Stock Awards.   Unless otherwise provided for by an employment agreement, the RSAs granted to our Named Executive Officers will be forfeited upon termination of employment for any reason; provided, however, that under the RSAs granted on October 21, 2022, the Named Executive Officers will receive prorated vesting upon their termination due to death or disability.
Performance Share Awards.   Unless otherwise provided for by an employment agreement, under the terms of the PSA award agreement, upon termination of a Named Executive Officer’s employment as a result of termination by the Company any unvested PSAs are forfeited.
Treatment of Equity Awards upon a Change in Control
Restricted Stock Awards.   The RSAs granted to our Named Executive Officers provide for full acceleration of vesting upon a change in control (as defined in the 2022 Plan).

Performance Share Awards.   Under the terms of the PSAs, in the event that the Company experiences a change of control (as defined in the 2022 Plan), then the Compensation Committee will determine and approve the Company’s performance with respect to the performance vesting conditions no later than three (3) business days before the date on which such change of control occurs. Provided that the recipient remains a service provider (as defined in the 2022 Plan) from the grant date to the date of the change of control, he or she will be deemed to have earned and vested, effective as of immediately prior to the change of control, the number of PSAs determined based on the Company’s performance (as determined by the Compensation Committee in its sole discretion). All unearned PSAs will be automatically forfeited to and reacquired by the Company without consideration immediately upon the change of control.
Stellar Bancorp, Inc. Change in Control Severance Plan.
As described above in the Compensation, Discussion and Analysis, in connection with the Merger, the board approved the Stellar Bancorp, Inc. Change in Control Severance Plan which is applicable to the Named Executive Officers. If an involuntary termination of a Named Executive Officer’s employment (other than for death, disability or “cause” (as defined in the Plan)) or a resignation by the eligible employee for “good reason” (as defined in the Change in Control Severance Plan) occurs during the period, commencing three months prior to the consummation of a change in control and ending 18 months following such change in control (each a “Qualifying Termination”), the Named Executive Officer will be entitled to (a) a payment equal to two times the sum of (i) the Named Executive Officer’s annual base salary and (ii) the Named Executive Officer’s target bonus, (b) a payment equal to the Named Executive Officer’s pro-rata annual bonus for the year in which the termination occurs, and (c) a payment equal to 18 times the Company’s monthly contribution to the cost of medical, dental and vision coverage for the Named Executive Officer and his or her dependents. The Named Executive Officer will also be entitled to outplacement services not to exceed $25,000.
Any severance benefits payable under the Change in Control Severance Plan will be reduced by any severance benefits to which the Named Executive Officer would otherwise be entitled under any general severance policy or severance plan maintained by the Company or its subsidiaries. The Change in Control Severance Plan also contains a 12-month non-solicitation covenant applicable to any Named Executive Officer who receives benefits under the Plan.
If the payments or benefits to be paid to a Named Executive Officer under the Change in Control Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the Named Executive Officer’s payments and benefits will be reduced to the maximum amount that does not trigger the excise tax unless the Named Executive Officer would be better off (on an after-tax basis) if he or she received all payments and benefits and paid all excise and income taxes. With the exception of Mr. Jaggers, all of our Named Executive Officers participate in the Change in Control Severance Plan.
The table below sets forth for each of the Named Executive Officers the amount of the severance payments and benefits and the accelerated vesting of equity awards that the Named Executive Officer would have been entitled to upon various change in control and termination of employment events as described above, assuming that a change in control and/or termination of employment occurred on December 31, 2022.

Name	Compensation Component	Change in Control	Qualifying Termination In Connection With A Change in Control	Death or Disability	Involuntary Termination Not in Connection With A Change in Control
Robert R. Franklin, Jr.	Cash Severance	—	$3,579,750(1)	$2,300,000(2)	$2,300,000(2)
	Long Term Incentives	$890,982(3)	$890,982(4)	$890,982(5)	$890,982(5)
	Non-Equity Incentive Plan Compensation	—	$548,250(6)	$548,250(7)	$548,250(7)
	Benefits and Perquisites:	—	$61,865(8)	$36,865(9)	$36,865(9)
	Total:	$890,982	$5,080,847	$3,776,097	$3,776,097
Paul P. Egge	Cash Severance	—	$1,339,970(1)	—	$940,000(10)
	Long Term Incentives	$548,899(3)	$548,899(4)	$45,604(11)	$182,966(12)
	Non-Equity Incentive Plan Compensation	—	$199,985(6)	—	$199,985(8)
	Benefits and Perquisites:	—	$75,465(8)	—	$50,465(9)
	Total:	$548,899	$2,164,319	$45,604	$1,373,416
Steven F. Retzloff	Cash Severance	—	$1,595,000(1)	—	$1,100,000(10)
	Long Term Incentives	$759,977(3)	$759,977(4)	$27,692(11)	$111,074(12)
	Non-Equity Incentive Plan Compensation	—	$247,500(6)	—	$247,500(8)
	Benefits and Perquisites:	—	$56,236(8)	—	$31,236(9)
	Total:	$759,977	$2,658,713	$27,692	$1,489,810
Ramon A. Vitulli, III	Cash Severance	—	$1,620,000(1)	—	$940,000(10)
	Long Term Incentives	$654,336(3)	$654,336(4)	$45,604(11)	$218,112(12)
	Non-Equity Incentive Plan Compensation	—	$270,000(6)	—	$270,000(8)
	Benefits and Perquisites:	—	$75,465(8)	—	$50,465(9)
	Total:	$654,336	$2,619,801	$45,604	$1,478,577
Travis Jaggers	Cash Severance	—	$375,000(13)	—	$375,000(13)
	Long Term Incentives	—	—	—	—
	Non-Equity Incentive Plan	—	—	—	—
	Compensation	—	—	—	—
	Benefits and Perquisites:	—	—	—	—
	Total:	—	$375,000	—	$375,000

(1)
Under the Company’s Change in Control Severance Plan, amount is equal to two times (three times in the case of Mr. Franklin) the sum of the base salary in effect immediately prior to the termination plus the target annual incentive bonus.

(2)
Under his employment agreement, if Mr. Franklin is involuntarily terminated without “cause,” he resigns for “good reason”, or his employment terminates due to his death or disability, he is entitled to receive (a) cash severance equal to the greater of two times his then base salary or $1,500,000, (b) a prorated bonus for the year of termination based on performance at “target”, and (c) a payment equal to 18 times the premium for continuation coverage under COBRA under the Company’s health benefit plans. He will also be deemed to have satisfied all service vesting conditions with respect to his then-outstanding equity awards.

(3)
Under the terms of the RSA agreements, upon the occurrence of a change in control, 100% of all RSAs will vest as of the date of the change in control. In addition, under the terms of the PSA agreements, the PSAs granted to Messrs. Franklin and Retzloff in 2022 will vest as of the date of the change in control in the amount earned based on actual performance as of the date of the change in control. The amount shown is the market value of all unvested RSAs based on the price of a share of our common stock as of December 31, 2022, plus the market value of the PSAs (based on performance status as of December 31, 2022 at 128% of target) based on the price of a share of our common stock as of December 31, 2022.

(4)
The vesting of equity compensation described in footnote (3) to this table also applies if the Named Executive Officer’s employment is terminated in a Qualifying Termination in connection with a change in control.

(5)
Under his employment agreement, if Mr. Franklin is involuntarily terminated without “cause,” he resigns for “good reason”, or his employment terminates due to his death or disability, he will deemed to have satisfied all service vesting conditions with respect to then-outstanding equity awards. The amount shown is the market value of all unvested RSAs based on the price of a share of our common stock as of December 31, 2022, plus the market value of the PSAs (based on performance status as of December 31, 2022 at 128% of target) based on the price of a share of our common stock as of December 31, 2022.

(6)
Under the Company’s Change in Control Severance Plan, amount is equal to a pro-rata portion of each Named Executive Officer’s target annual incentive bonus.

(7)
Under Mr. Franklin’s employment agreement, amount is equal to a pro-rata portion of 2022 of his annual incentive bonus based on “target” performance.

(8)
Amount is the Company’s contribution to the cost of medical, dental, and vision coverage for each Named Executive Officer for an 18-month period and $25,000 for outplacement services.

(9)
Amount is the cost of medical, dental, and vision coverage for each Named Executive Officer for an 18-month period.

(10)
Under their respective employment agreements, upon a involuntary termination without “cause” or resignation for “good reason”, Messrs. Egge, Retzloff and Vitulli are entitled to receive (a) cash severance equal two times their then base salary, (b) a prorated bonus for the year of termination based on performance at “target”, and (c) a payment equal to the COBRA premium cost of medical, dental, and vision coverage for an 18-month period.

(11)
Under the terms of the RSA agreements for the RSAs granted on October 21, 2022, Named Executive Officer receives prorated vesting of his unvested RSA award upon his termination due to death or disability (as defined in the 2022 Plan).

(12)
Under their respective employment agreements, upon a involuntary termination without “cause” or resignation for “good reason”, Messrs. Egge, Retzloff and Vitulli are entitled to receive vesting of the next scheduled vesting tranche of the RSAs that were granted on October 21, 2022.

(13)
Under Mr. Jagger’s employment agreement, he is entitled to cash severance in the amount equal to one times his base salary upon his involuntary termination without “cause” or resignation for “good reason.”

PAY VERSUS PERFORMANCE TABLE
In accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (the “Pay Versus Performance Rule”), we are providing the following information about the relationships between the compensation actually paid to our named executive officers and company performance.
The following table sets forth information concerning the compensation of our Chief Executive Officer and our other named executive officers for each of the 2022, 2021 and 2020 fiscal years:
	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(3)	Average Summary Compensation Table for Non-CEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ Millions)	Company Selected Measure: Earnings Per Share ($)
Year					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2022	$3,492,506	$3,124,239	$1,165,405	$1,074,976	$100.17	$90.81	$51.4	$1.48
2021	$1,747,942	$1,793,633	$655,068	$683,648	$96.87	$128.27	$81.6	$2.85
2020	$1,474,092	$1,424,283	$679,635	$653,633	$83.66	$107.54	$26.4	$1.57

(1)
Amounts reported are for Robert R. Franklin, Jr., who served as our Chief Executive Officer during each of the applicable fiscal years.

(2)
Our non-CEO named executive officers (our “Non-CEO Named Executive Officers”) were (a) Paul P Egge, Robert T. Pigott, Jr., Steven F. Retzloff, Ramon A. Vitulli, III, and Travis Jaggers for 2022; and (b) Robert T. Pigott and J. Pat Parsons for 2021 and 2020.

(3)
Amounts in these columns show the “Compensation Actually Paid,” as calculated in accordance with the methodology prescribed by the Pay Versus Performance Rule. The table below provides the adjustments to the Summary Compensation Table total compensation to arrive at the Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our Non-CEO Named Executive Officers for each of the covered fiscal years.

	2022		2021		2020
	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)
Summary Compensation Total	$3,492,506	$1,165,405	$1,747,942	$655,068	$1,474,092	$679,635
Adjustments
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(1,391,086)	$(501,850)	$(78,843)	$(22,176)	$(59,948)	$(23,985)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$941,138	$401,150	$65,308	$26,129	$83,188	$33,265
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$78,361	$9,793	$—	$—	$78,361	$—

	2022		2021		2020
	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$—	$—	$35,424	$12,985	$(77,295)	$(27,113)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$3,320	$478	$23,802	$11,643	$(74,116)	$(8,169)
Total Adjustments	$(368,267)	$(90,429)	$45,691	$28,581	$(49,809)	$(26,002)
Total Compensation Actually Paid	$3,124,239	$1,074,976	$1,793,633	$683,648	$1,424,283	$653,633
For purposes of the foregoing adjustments, the value of equity awards was determined as follows: (i) for RSAs, the closing price of our common stock on the applicable fiscal year-end date, or, in the case of vesting RSAs, the closing price of our common stock on the applicable vesting date; and (ii) for the PSAs that were unvested as of December 31, 2022, the estimate of the most probable aggregate compensation cost to be recognized over the requisite service period determined as of December 31, 2022, under ASC Topic 718, calculated by an outside professional valuation consultant using a Monte-Carlo simulation model.
(4)
Our total shareholder return is calculated, for each fiscal year, as the cumulative total shareholder return on our common stock from January 1, 2020, through the last day of the applicable fiscal year, assuming that $100 was invested beginning January 1, 2020. Amounts shown include reinvestment of dividends on the Company’s common stock.

(5)
Peer TSR reflects the TSR of the Nasdaq Bank Index, the industry peer group reported in the Company’s Stock Performance Group in the 2022 Annual Report on Form 10-K.

Relationships Between Compensation Actually Paid and Financial Performance Measures
The chart below show the relationship between the compensation actually paid to our named executive officers and the cumulative TSR of Stellar and the Nasdaq Bank Index for the three years shown.

Compensation Actually Paid
vs.
Total Shareholder Return

$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
COMPENSATION ACTUALLY PAID
$140
$120
$100
$80
$60
$40
$20
$-
TOTAL SHAREHOLDER RETURN

	2020	2021	2022
CEO CAP	$1,424,283	$1,793,633	$3,124,239
Average CAP to Non-CEO NEOs	$653,633	$683,648	$1,074,976
Stellar Total Shareholder Return (Cumulative from December 31, 2019)	$83.66	$96.87	$100.17
Peer Group Total Shareholder Return (Cumulative from December 31, 2019)	$107.54	$128.27	$90.81

The charts below show the relationship between the compensation actually paid to our named executive officers and our net income and earnings per share for the three years shown.

Compensation Actually Paid
vs.
GAAP Net Income

$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
COMPENSATION ACTUALLY PAID
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
GAAP NET INCOME

	2020	2021	2022
CEO CAP	$1,424,283	$1,793,633	$3,124,239
Average CAP to Non-CEO NEOs	$653,633	$683,648	$1,074,976
GAAP Net Income	$26,400,000	$81,600,000	$51,400,000

Compensation Actually Paid
vs.
GAAP Earnings Per Share

$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
COMPENSATION ACTUALLY PAID
$3
$3
$2
$2
$1
$1
$-
GAAP EARNINGS PER SHARE

	2020	2021	2022
CEO CAP	$1,424,283	$1,793,633	$3,124,239
Average CAP to Non-CEO NEOs	$653,633	$683,648	$1,074,976
Earnings Per Share	$1.57	$2.85	$1.48

Other Relevant Financial Performance Measures
For 2022, the following other financial performance measures represented the most important financial performance measures used by us to link compensation actually paid to our named executive officers to our financial performance:
Other Financial Performance Measures
Earnings Per Share
Relative Return on Average Assets (“ROAA”)
Relative Return on Average Common Equity (“ROACE”)
Relative Return on Average Tangible Common Equity (“ROATCE”)
For a discussion of how these other financial performance measures impacted the compensation actually paid to our named executive officers during 2022, please see the “Compensation Discussion and Analysis” beginning on page 27.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
Below is the 2022 annual total compensation of the Company’s CEO, the annual total compensation of the Company’s median employee, the ratio of the annual total compensation of the Company’s CEO to that of the Company’s median employee and the methodology we used to calculate the Company’s CEO pay ratio.
CEO Annual Total Compensation	$3,492,506
Median Employee Annual Total Compensation	$55,207
CEO to Median Employee Pay Ratio	63 to 1

Methodology
To identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the Company’s median employee and the Chief Executive Officer, the Company took the following steps:
•
We determined that, as of December 31, 2022, the Company’s eligible employee population, including full-time, part-time and seasonal or temporary workers, consisted of 1180 individuals, (including the Chief Executive Officer) and all of these individuals were located in the United States.

•
To identify the “median employee” (other than the Chief Executive Officer), we compared the compensation amounts from the Company’s payroll records as reported to the Internal Revenue Service on Form W-2 for 2022. In making this determination, we did not annualize the compensation of full or part-time employees who were hired in 2022, but did not work for the Company for the entire fiscal year. Further, in accordance with SEC rules we did not make full-time equivalent adjustments to the Company’s 13 part-time employees.

•
Because we had an even number of employees after eliminating the Chief Executive Officer, we could not identify a mathematical median employee. Therefore, we have identified the median employee as the employee who had the lesser of W-2 earnings from the two employees who would be averaged in a mathematical median calculation.

•
Once we identified the median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K resulting in annual total compensation of our median employee of $55,207.

•
To determine the annual total compensation of the Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table appearing on page 46, which was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The Company’s continued investment in its employees is tantamount to the continued performance of the organization, and the Company focuses on offering competitive compensation arrangements that balance risk and reward while encouraging employees to grow and develop professionally.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.
Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). See our Annual Report on Form 10-K Item 1. Business — Regulation and Supervision — Limits on Transactions with Affiliates and Insiders. Additionally, the Company has adopted policies to comply with these regulatory requirements and restrictions, such as a written Related Person Transactions Policy which provides that any related person transaction is generally prohibited unless the Audit Committee determines that such transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts of interest.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2023, by (1) directors, director nominees and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors, director nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors, Director Nominees and Named Executive Officers:
Okan I. Akin	85,947(3)	*
John Beckworth	193,325(4)	*
Jon-Al Duplantier	3,052(5)	*
Paul P. Egge	58,978(6)	*
Robert R. Franklin, Jr.	376,164(7)	*
Michael A. Havard	59,657(8)	*
Travis Jaggers	12,845	*
Frances H. Jeter	23,860(9)	*
Justin M. Long	49,566(10)	*
George Martinez	300,145(11)	*
William S. Nichols, III	75,755(12)	*
Joe E. Penland, Sr.	1,433,670(13)	2.7%
Reagan A. Reaud	5,807(14)	*
Steven F. Retzloff	537,719(15)	1.0%
Fred S. Robertson	93,007(16)	*
Joseph B. Swinbank	325,854(17)	*
Ramon A. Vitulli, III	109,394(18)	*
Joe F. West	87,369(19)	*
John E. Williams, Jr.	1,233,360(20)	2.3%
William E. Wilson, Jr.	82,468(21)	*
Directors, Nominees and Executive Officers as a group (20 persons)	5,147,942(22)	9.7%
Principal Shareholders:
BlackRock, Inc.	7,248,466(23)	13.7%
The Vanguard Group	2,979,390(24)	5.6%

*
Indicates ownership which does not exceed 1.0%.

(1)
The address of each of the Company’s directors and officers is c/o Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.

(2)
Percentages are based on 52,954,985 shares of common stock issued and outstanding at March 31, 2023. For purposes of computing the percentage of outstanding shares of common stock held by any individual list on this table, any shares of common stock that such person has the right to acquire pursuant to the exercise of a stock option that are exercisable or will vest within 60 days of March 31, 2023 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes (i) 36,216 shares held by Mr. Akin individually, (ii) 6,564 units of Performance Stock Awards and (iii) 43,167 shares outstanding pursuant to restricted stock awards.

(4)
Includes (i) 16,466 shares held by Mr. Beckworth individually, (ii) 81,051 shares held by John Beckworth & Laura H. Beckworth Ten Com, (iii) 94,560 shares held by Laura Hobby Beckworth 1999 WPH Trust of which his spouse is trustee and (iv) 1,248 shares outstanding pursuant to restricted stock awards.

(5)
Includes (i) 1,804 shares held by Mr. Duplantier individually and (ii) 1,248 shares outstanding pursuant to restricted stock awards.

(6)
Includes (i) 26,792 shares held by Mr. Egge individually, (ii) 10,595 units of Performance Stock Awards and (iii) 21,591 shares outstanding pursuant to restricted stock awards.

(7)
Includes (i) 271,732 shares held by Mr. Franklin individually and (ii) 78,324 units of Performance Stock Awards and (iii) 26,108 shares outstanding pursuant to restricted stock awards. Mr. Franklin has pledged 101,600 shares as collateral to secure outstanding debt obligations.

(8)
Includes (i) 58,409 shares held by Mr. Havard individually and (ii) 1,248 shares outstanding pursuant to restricted stock awards.

(9)
Includes (i) 22,612 shares held by Ms. Jeter individually and (ii) 1,248 shares outstanding pursuant to restricted stock awards.

(10)
Includes (i) 16,314 shares held by Mr. Long individually, (ii) 2,800 shares held by Mr. Long’s individual retirement account, (iii) 8,883 units of Performance Stock Awards and (iv) 21,569 shares outstanding pursuant to restricted stock awards.

(11)
Includes (i) 6,971 shares held by Mr. Martinez individually, (ii) 291,576 shares held by Martinez 2007 Family Partnership Ltd of which Mr. Martinez is a limited partner and (ii) 1,598 shares outstanding pursuant to restricted stock awards.

(12)
Includes (i) 7,009 shares held by Mr. Nichols individually, (ii) 51,896 shares held by Nichols Realty Investments I, Ltd of which Mr. Nichols is the President of the managing partner, Nichols GP Investments, Inc., (iii) 15,602 shares held by Nichols Rising Star Partners II, Ltd of which Mr. Nichols is the President of the managing partner, Nichols GP Investments, Inc. and (iv) 1,248 shares outstanding pursuant to restricted stock awards.

(13)
Includes (i) 484,616 shares held by Mr. Penland individually, (ii) 223,170 shares held by the Penland Foundation of which Mr. Penland serves as the trustee, (iii) 724,636 shares held by Tram Road Partners LP of which Mr. Penland is the trustee and (iv) 1,248 shares outstanding pursuant to restricted stock awards. Tram Road Partners LP has pledged 724,636 shares as collateral to secure outstanding debt obligations.

(14)
Includes (i) 4,059 shares held by Mr. Reaud individually, (ii) 500 shares held by Reaud Holdings LLC and (iii) 1,248 shares outstanding pursuant to restricted stock awards.

(15)
Includes (i) 55,083 shares held by Mr. Retzloff individually, (ii) 53,412 units of Performance Stock Awards, (iii) 378,240 shares held by Retzloff Holdings, Ltd of which Mr. Retzloff is a limited partner, (iv) 25,531 shares held by Retzloff Industries, Inc. of which Mr. Retzloff is the President, (v) 12,598 shares held by SF Retzloff Family Limited Partnership, Ltd of which Mr. Retzloff is a limited partner and (vi) 12,855 shares outstanding pursuant to restricted stock awards.

(16)
Includes (i) 15,248 shares held by Mr. Robertson’s individual retirement account, (ii) 76,511 shares held by The Robertson Family Trust of which Mr. Robertson is a trustee and (iii) 1,248 shares outstanding pursuant to restricted stock awards.

(17)
Includes (i) 223,006 shares held by Mr. Swinbank individually, (ii) 101,600 shares held by the JBS/STS Grandchildren’s Trust of which Mr. Swinbank has voting power and (iii) 1,248 shares outstanding pursuant to restricted stock awards.

(18)
Includes (i) 46,973 shares held by Mr. Vitulli individually, (ii) 9,205 shares held by Mr. Vitulli’s individual retirement account, (iii) 14,159 units of Performance Stock Awards and (iv) 39,057 shares outstanding pursuant to restricted stock awards. Mr. Vitulli has pledged 20,371 shares as collateral to secure outstanding debt obligations.

(19)
Includes (i) 63,422 shares held by Mr. West individually, (ii) 7,491 units of Performance Stock Awards and (iii) 16,456 shares outstanding pursuant to restricted stock awards.

(20)
Includes (i) 1,231,612 shares held by Mr. Williams individually, (ii) 500 shares held by his spouse and (iii) 1,248 shares outstanding pursuant to restricted stock awards. Mr. Williams has pledged 608,000 shares as collateral to secure outstanding debt obligations.

(21)
Includes (i) 44,031 shares held by Mr. Wilson individually, (ii) 25,189 shares held by Mr. Wilson’s individual retirement account, (iii) 12,000 shares held by the Caldwell McFaddin Mineral Trust of which Mr. Wilson serves as the trustee and (iv) 1,248 shares outstanding pursuant to restricted stock awards.

(22)
Includes (i) 4,772,385 shares held by the directors and executive officers, (ii) 13,728 shares issuable upon the exercise of stock options within 60 days of March 31, 2023, (iii) 179,428 Performance Stock Awards, and (iv) 182,401 shares outstanding pursuant to restricted stock awards. Individuals in this group have separately pledged a total of 1,454,607 shares as collateral to secure outstanding debt.

(23)
The information concerning BlackRock, Inc. is based solely on information contained in its Schedule 13G filed with the SEC on January 23, 2023. BlackRock, Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055. Includes shares held by each of BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC. Based on the information contained in the filing, BlackRock, Inc. has sole voting power with respect to 7,158,830 shares, sole dispositive power with respect to 7,248,466 shares and beneficially owns 7,248,466 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock.

(24)
The information concerning The Vanguard Group is based solely on information contained in its Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group’s principal business address is 100 Vanguard Blvd., Malvern, PA 19355. Based on the information contained in the filing, The Vanguard Group has sole voting power with respect to 0 shares, shared power to vote 31,544 shares, sole dispositive power with respect to 2,909,664 shares and shared dispositive power with respect to 69,726 shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership of our equity securities, including shares of the Company’s common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.
Based solely on our review of the copies of such reports we received with respect to fiscal year 2022, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
In accordance with its written charter adopted by our Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the Nasdaq listing standards and in Section 10A of the Exchange Act and that each of William (Bill) E. Wilson, Jr. and Michael A. Havard has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Crowe LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of the Company’s operations and the Company’s cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee met regularly with Crowe LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Crowe LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its respective audit of the Company’s consolidated financial statements.
The Audit Committee discussed with Crowe LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.
The Audit Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence. The Audit Committee has concluded that Crowe LLP has not provided any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Crowe LLP’s independence.
Based on the above-mentioned review and discussions with management and Crowe LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Crowe LLP and our Board concurred in such recommendation.
The Audit Committee of the Board of Directors
William (Bill) E. Wilson, Jr. (Chairperson)
Jon-Al Duplantier
Michael A. Havard
William (Nick) S. Nichols, III

PROPOSAL 2. ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
In connection with the termination of the Company’s status as an emerging growth company on December 31, 2022, and in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.
We urge shareholders to read the section titled “Executive Compensation and Other Matters — Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 46 through 58, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated are effective in achieving its goals and that the compensation of its named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.
The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement.
Accordingly, the Company is asking its shareholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”
This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.
THE BOARD RECOMMENDS A VOTE “FOR” THE SAY-ON-PAY RESOLUTION

PROPOSAL 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)
As required by federal securities laws, the Board of Directors is providing our shareholders with an opportunity to vote on the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, every two years or every three years.
The Company has not historically provided an opportunity to shareholders to vote on compensation of our named executive officers. In 2023, with the expiration of the Company’s Emerging Growth Company status, the Board has implemented a ‘say on pay’ vote related to the compensation of our named executive’s during 2022 and believes an annual advisory vote moving forward will allow the Board to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent and timely basis. In addition, the Board believes an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the Compensation Committee with frequent input from shareholders on our compensation programs for our named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its shareholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.
Although this advisory vote on the frequency of the ‘Say-on-Pay’ vote is non-binding, the Board and our Compensation Committee will review and consider the outcome of this advisory vote when determining how often to present future advisory votes on compensation of our named executive officers to shareholders.
THE BOARD RECOMMENDS A VOTE FOR “1 YEAR” AS THE FREQUENCY FOR ANNUAL ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVES.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the Board has appointed Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. The Board is seeking ratification of the appointment of Crowe LLP for the 2023 fiscal year. Shareholder ratification of the selection of Crowe LLP as our independent registered public accounting firm for the 2023 fiscal year is not required by our bylaws, state law or otherwise. However, the Board is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe LLP for future services.
At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Representatives of Crowe LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2024 annual meeting of shareholders, such proposal and supporting statements, if any, must be sent to us at the Company’s principal executive office no later than December 29, 2023. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2024 annual meeting of shareholders, no earlier than January 26, 2024 and no later than February 25, 2024. Additionally, for nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than December 27, 2023 and no later than January 26, 2024.
However, in the case of shareholder proposals and shareholder nominations, if the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then the notice must be received no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company.
Shareholder proposals and nominations should be submitted to the Secretary of the Company at Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
ANNUAL REPORT ON FORM 10-K
We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, to any shareholder upon written request to Stellar Bancorp, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2022, as filed with the SEC, accompanies but does not constitute part of this proxy statement.
OTHER MATTERS
The Board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

stellar BANCORP, INC.

VOTE

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Your vote matters – here's how to vote!

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2023 Annual Meeting Proxy Card

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A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2 and 4, and 1-Year for Proposal 3.

Nominee	For	Withhold
01 - John Beckworth	☐	☐
02 - Fred S. Robertson	☐	☐
03 - Joseph B. Swinbank	☐	☐
04 - William E. Wilson, Jr.	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

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3. To approve, on an advisory, non-binding basis, thefrequency of future advisory votes on thecompensation of our named executive officers.2 1 Year Years 3 Years AbstainProposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.01 - John Beckworth04 - William E. Wilson, Jr.02 - Fred S. Robertson 03 - Joseph B. SwinbankFor Withhold For Withhold For Withhold1 U P XUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03TECC++ A a vote FOR all the nominees listed and FOR Proposal 2 4, and 1-Year for Proposal 3.2. To approve, on an advisory, non-binding basis, the compensationpaid to our named executive officers as disclosed in theaccompanying proxy statement (“Say-On-Pay”).1. To elect four (4) of Class I directors to serve on the board of directors of the Company until the Company’s 2026 annual meeting of shareholders, and until their respectivesuccessors are duly elected and qualified or until their earlier resignation or removal.For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.4. To ratify the appointment of Crowe LLP as the independentregistered public accounting firm of the Company for the yearending December 31, 2023.5. To transaction such other business as may properly comebefore the meeting or any adjournment thereof.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy Card000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM5 7 6 6 8 0MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/STELor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/STELPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 1:00 a.m., Central Time,on May 25, 2023.Your vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/STELNotice of 2023 Annual Meeting of Shareholders to be held on May 25, 2023Proxy Solicited on behalf of the Stellar Bancorp, Inc. Board of DirectorsThe undersigned hereby constitutes and appoints Robert R. Franklin, Jr. and Steven R. Retzloff, jointly and severally with the full power of substitution andrevocation, as proxies to represent and to vote for and on behalf of the undersigned, with all the powers that the undersigned would possess if personallypresent, all of the shares of common stock, par value $0.01 per share, of Stellar Bancorp, Inc. (the “Company”), that the undersigned would be entitled tovote if then personally present at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Houstonian Hotel,111 North Post Oak Lane, Houston, Texas 77024 on Thursday, May 25, 2023, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof,on the matters and proposals set forth in the Notice of the Annual Meeting of Shareholders dated April 24, 2023, and which may properly come before theAnnual Meeting in accordance with directions contained in this Proxy Card. The undersigned hereby revokes all appointments of proxy previously given tovote at the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will bevoted “FOR” the election of all of the Class I director nominees named in Proposal 1, “FOR” approval of Proposal 2, for “1-Year” for Proposal 3, and “FOR”approval of Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Stellar Bancorp, Inc.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The materials are available at: www.envisionreports.com/STEL2023 Annual Meeting of Stellar Bancorp, Inc. ShareholdersMay 25, 2023 at 10:00 a.m. CTThe Houstonian Hotel111 North Post Oak LaneHouston, Texas 77024